EXHIBIT 99.2
GARY E. KLAUSNER (STATE BAR NO. 69077)
EVE H. KARASIK (STATE BAR NO. 155356)
GREGORY K. JONES (STATE BAR NO. 181072)
STUTMAN, TREISTER & GLATT
PROFESSIONAL CORPORATION
1901 Avenue of the Stars
12th Floor
Los Angeles, CA 90067
Telephone:  (310) 228-5600
Telecopy:  (310) 228-5788

Reorganization Counsel for
Debtor and Debtor in Possession

Debtor's Mailing Address:
888 Prospect Street, Suite 210
La Jolla, CA 92037

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF CALIFORNIA

In re IMPERIAL CAPITAL BANCORP, INC., Debtor. Tax Identification Number: 95-4596322	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )
Case No. 09-19431-LA11

Chapter 11

SECOND AMENDED DISCLOSURE STATEMENT RE
AMENDED CHAPTER 11 LIQUIDATING PLAN OF REORGANIZATION FOR DEBTOR IMPERIAL CAPITAL BANCORP, INC.,  A DELAWARE CORPORATION, DATED APRIL 15, 2011

Disclosure Statement Hearing

Date:   June 9, 2011
Time:  11:00 a.m.
Place:  Courtroom 2
            Room 118
            Jacob Weinberger U.S. Courthouse
            325 West "F" Street
            San Diego, CA 92101-6991

Confirmation Hearing

[To be Scheduled]

THIS IS NOT A SOLICITATION OF AN ACCEPTANCE OR REJECTION OF THE PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE.  ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL, BUT HAS NOT YET BEEN APPROVED BY THE BANKRUPTCY COURT

I.

INTRODUCTION
Imperial Capital Bancorp, Inc. (the "Debtor"), debtor and debtor in possession in the above-captioned case, filed its voluntary petition under chapter 11 of the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq. (the "Code"), on December 18, 2009 (the "Petition Date").1  The Debtor is distributing this Amended Disclosure Statement to solicit acceptances of the "Amended Chapter 11 Liquidating Plan of Reorganization for Debtor Imperial Capital Bancorp, Inc., a Delaware Corporation, Dated April 15, 2011" (the "Plan") proposed by the Debtor and filed with the Bankruptcy Court, a copy of which is attached hereto as Exhibit "A."
The Plan contemplates the liquidation of all of the Debtor's assets and the termination of all of the Debtor's business operations.  The Debtor has prepared the Disclosure Statement pursuant to Code section 1125 in connection with its solicitation of votes on the Plan.  The purpose of the Disclosure Statement is to provide information of a kind and in sufficient detail to enable the holders of Claims in impaired Classes to make an informed judgment whether to accept or reject the Plan and to inform holders of unclassified Claims, classified Claims, and Interests of their treatment under the Plan.  Neither the Debtor nor the Bankruptcy Court has authorized the communication of any information about the Plan other than the information contained in the Disclosure Statement and the related materials transmitted herewith or filed with the Bankruptcy Court.
On ___________, 2011, after notice and a hearing (the "Disclosure Statement Hearing"), the Bankruptcy Court approved the Disclosure Statement as containing "adequate information" of a kind and in sufficient detail to enable a hypothetical, reasonable investor typical of

_____________________
1
Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Plan, a copy of which is attached hereto as Exhibit "A," or the motion seeking approval of the adequacy of this Disclosure Statement.

holders of Claims or Interests to make informed judgments about the Plan.  A copy of the Bankruptcy Court's order approving the Disclosure Statement (the "Disclosure Statement Order") is annexed hereto as Exhibit "B".  Approval of the Disclosure Statement by the Bankruptcy Court does not indicate that the Bankruptcy Court either has passed on the merits of the Plan or recommends acceptance or rejection of the Plan.
For the convenience of all parties, the terms of the Plan are summarized in the Disclosure Statement.  Although the Debtor believes that the Disclosure Statement accurately describes the Plan, all summaries of the Plan contained in the Disclosure Statement are qualified by the Plan itself, the exhibits thereto, and the documents described therein, which control in the event of any inconsistency with or incompleteness in the summaries provided in the Disclosure Statement.  Accordingly, the Debtor urges each recipient to review carefully the contents of the Disclosure Statement, the Plan, and the other documents that accompany or are referred to in the Disclosure Statement or the Plan before making a decision to accept or reject the Plan.
Attached as exhibits to this Disclosure Statement are (1) the Plan (Exhibit "A"); (2) the Disclosure Statement Order (Exhibit "B"); and (3) balance sheet as of February 28, 2011 (Exhibit "C").  Unless otherwise specified herein, this Disclosure Statement is based upon information available to the Debtor as of the date of the Disclosure Statement, and does not reflect events that may occur subsequent to that date, which may have a material impact on the information contained in the Disclosure Statement.  The Debtor will not make any effort to supplement or amend the Disclosure Statement to reflect changes beyond that date.  THE DEBTOR DOES NOT REPRESENT OR WARRANT THAT THIS DISCLOSURE STATEMENT IS COMPLETE OR THAT THE INFORMATION CONTAINED HEREIN IS FREE FROM ANY INACCURACY OR OMISSION.
ALTHOUGH THE DEBTOR'S PROFESSIONAL ADVISORS HAVE ASSISTED IN THE PREPARATION OF THIS DISCLOSURE STATEMENT BASED UPON THE FACTUAL INFORMATION AND ASSUMPTIONS FOR THE FINANCIAL, BUSINESS, AND ACCOUNTING DATA PROVIDED BY THE DEBTOR, THE DEBTOR'S PROFESSIONALS HAVE NOT INDEPENDENTLY VERIFIED THE INFORMATION SET FORTH IN THIS

DISCLOSURE STATEMENT AND MAKE NO REPRESENTATIONS OR WARRANTIES AS TO SUCH INFORMATION.  NOR DO SUCH PROFESSIONALS REPRESENT OR WARRANT THAT THIS DISCLOSURE STATEMENT IS COMPLETE OR IS FREE FROM ANY INACCURACY OR OMISSION.
ANY INFORMATION, REPRESENTATION, OR INDUCEMENT MADE TO SECURE OR OBTAIN ACCEPTANCES OR REJECTIONS OF THE PLAN THAT ARE OTHER THAN, OR ARE INCONSISTENT WITH, THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT SHOULD NOT BE RELIED UPON BY ANY PERSON IN ARRIVING AT A DECISION TO VOTE FOR OR AGAINST THE PLAN.  ANY SUCH ADDITIONAL INFORMATION, REPRESENTATIONS, AND INDUCEMENTS SHOULD BE IMMEDIATELY BROUGHT TO THE ATTENTION OF THE DEBTOR AND THE BANKRUPTCY COURT.

II.

CAUTIONARY STATEMENT
To the extent any information included in this Disclosure Statement contains forward looking statements within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), such forward looking information is based on information available when such statements were made and is subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.
THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR THE ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

A.	Overview of Chapter 11
Chapter 11 is the principal business reorganization chapter of the Code.  In addition to permitting a debtor’s rehabilitation, chapter 11 promotes equality of treatment for similarly situated creditors and similarly-situated interest holders, subject to the priority of distributions prescribed by the Code.
The commencement of a chapter 11 case creates an estate that includes all of the legal and equitable interests of the debtor in property as of the bankruptcy commencement date.  The Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”
Consummating a plan of reorganization is the principal objective of a chapter 11 case. A plan that is confirmed by the bankruptcy court is binding on the debtor, any person acquiring property under the plan, any creditor or interest holder of the debtor and any other entity as may be ordered by the bankruptcy court, in accordance with the applicable provisions of the Code.  Subject to certain limited exceptions, the order issued by a bankruptcy court confirming a plan provides for the treatment of the debtor’s claims and interests in accordance with the terms of the confirmed plan.

B.	Summary of Classification and Treatment
The following is a summary of the classification of all Claims and Interests under the Plan and the proposed treatment of each such Class under the Plan.  This summary is qualified in its entirety by reference to more detailed provisions set forth in the Plan, the terms of which are controlling.

TYPE OF CLAIM OR INTEREST	TREATMENT	ANTICIPATED RECOVERY
Administrative Expense Claims	Each holder of an Allowed Administrative Claim shall receive Cash equal to the unpaid portion of such Allowed Administrative Claim: (I) on the later of (x) the Effective Date and (y) the date an order of the Bankruptcy Court allowing the Administrative Claim becomes a Final Order, or (II) as otherwise ordered by the Bankruptcy Court.	100%
Priority Tax Claims	Each holder of an Allowed Priority Tax Claim shall receive	100%

TYPE OF CLAIM OR INTEREST	TREATMENT	ANTICIPATED RECOVERY
	Cash equal to the amount of such Allowed Priority Tax Claim on the later of (x) the Effective Date, and (y) the date an order of the Bankruptcy Court allowing such Priority Tax Claim becomes a Final Order unless otherwise agreed to by the holder and the Debtor.	100%
Secured Claims (Class 1)	Each holder of an Allowed Secured Claim shall receive on the later of (x) the Effective Date and (y) the date an order of the Bankruptcy Court allowing the Secured Claim becomes a Final Order either (i) Cash equal to the amount of the Allowed Secured Claim or (ii) possession of the property in which the holder of the Allowed Secured Claim has a perfected, unavoidable and enforceable lien.	100%

TYPE OF CLAIM OR INTEREST	TREATMENT	ANTICIPATED RECOVERY
Priority Claims (Class 2)	Each holder of an Allowed Priority Claim shall receive Cash equal to the amount of the Allowed Priority Claim on the later of (x) the Effective Date and (y) the date an order of the Bankruptcy Court allowing the Priority Claim becomes a Final Order.	100%
General Unsecured Claims (Class 3)
Each holder of an Allowed Unsecured Claim shall receive, on account of and in full satisfaction of its Allowed Unsecured Claim, on the Initial Distribution Date (i) a Cash Distribution in an amount equal to its pro rata portion of the Initial Distribution, and (ii) an allocation of Liquidating Trust Interests entitling such holder of an Allowed Unsecured Claim to its pro rata portion of future Distributions of any available Liquidating Trust Proceeds on each Distribution Date up to and including the Final Distribution Date.

The anticipated recovery ranges from 10% to 40%, depending on the outcome of the Tax Refund Complaint, the Receivership Claim, and objections to the FDIC's proof of Claim (see section V.A.2.a.(3), infra)

Convenience Claims (Class 4)	Each holder of an Allowed Convenience Claim shall receive Cash equal to 100% of the amount of the Allowed Convenience Claim on the later of (x) the Effective Date and (y) the date an order of the Bankruptcy Court allowing the Convenience Claim becomes a Final Order.	100%
Interests (Class 5)	Holders of Class 5 Interests shall neither receive nor retain any property under the Plan and all Interests of the Debtor shall be cancelled as of the Effective Date.	0%

C.	Summary of Voting On The Plan
The Bankruptcy Court may confirm the Plan if at least one noninsider impaired Class of Claims has accepted and certain statutory requirements are met as to both nonconsenting members within a consenting Class and as to dissenting Classes.  A Class of Claims has accepted the Plan when more than one-half in number and at least two-thirds in amount of the Allowed Claims actually voting, vote in favor of the Plan.  It is important to remember that even if the requisite number of votes to confirm the Plan are obtained, the Plan will not bind the parties unless and until the Bankruptcy Court makes an independent determination that confirmation is appropriate.
In this case, the Debtor believes that Class 3 (General Unsecured Claims) is impaired and therefore entitled to vote.  Classes 1 (Secured Claims), 2 (Priority Claims) and 4 (Convenience Claims) are unimpaired and, therefore, do not vote.  Class 5 (holders of Interests of the Debtor) will not receive or retain anything under the Plan, and is deemed to reject the Plan.  A party that disputes the Debtor's characterization of its Claim or Interest as unimpaired may request a finding of impairment from the Bankruptcy Court in order to obtain the right to vote.
After carefully reviewing this Disclosure Statement and the Plan, including the exhibits, each holder of an impaired Claim should vote on the enclosed ballot and return it in the envelope provided with the solicitation package.
TO BE COUNTED, YOUR BALLOT MUST BE COMPLETELY FILLED IN, SIGNED, AND TRANSMITTED IN THE MANNER SPECIFIED IN THE BALLOT SO THAT IT IS RECEIVED BY EPIQ BANKRUPTCY SOLUTIONS, LLC ("SOLICITATION AGENT") BY THE VOTING DEADLINE SPECIFIED IN THE BALLOT.  PLEASE FOLLOW CAREFULLY ALL INSTRUCTIONS CONTAINED IN THE BALLOT. ANY BALLOTS RECEIVED WHICH DO NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR WHICH INDICATE BOTH AN ACCEPTANCE AND REJECTION OF THE PLAN WILL NOT BE COUNTED.
THE DEBTOR BELIEVES THAT THE PLAN PROVIDES THE BEST FEASIBLE RECOVERY TO THE HOLDERS OF CLAIMS IN CLASS 3, AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF SUCH HOLDERS.  THE

DEBTOR RECOMMENDS THAT THE HOLDERS OF CLAIMS IN CLASS 3 VOTE TO ACCEPT THE PLAN.

III.

HISTORY OF THE DEBTOR

A.	The Debtor's Business
The Debtor was a diversified bank holding company headquartered in La Jolla, California.  It owns 100% of the common stock of Imperial Capital Bank (the "Bank"), a California state chartered commercial bank that had approximately $4 billion in assets and six retail branches located in California (Beverly Hills, Costa Mesa, Encino, Glendale, San Diego, and San Francisco), two retail branches located in Nevada (Carson City and Las Vegas), and one retail branch located in Baltimore, Maryland.  On the Petition Date, the California Department of Financial Institutions (the "DFI") closed the Bank and appointed and tendered receivership to the Federal Deposit Insurance Corporation (the "FDIC").  Immediately thereafter, the FDIC consummated a sale of certain of the Bank's assets and liabilities to City National Bank.  The Bank had been in business for thirty-five years.

B.	Events Leading Up To Chapter 11 Filing
Prior to the FDIC's seizure, the Debtor and Bank were primarily engaged in (i) originating and purchasing real estate loans secured by income producing properties for retention in their loan portfolio, (ii) originating entertainment finance loans, and (iii) accepting customer deposits through certificates of deposit, money market, passbook, and demand deposit accounts.
From September 2000 to December 2002, the Debtor created five trusts (the "ITLA Capital Statutory Trusts") that issued preferred securities.  Specifically, the ITLA Capital Statutory Trusts are ITLA Capital Statutory Trust I ("Trust I"), ITLA Capital Statutory Trust II ("Trust II"), ITLA Capital Statutory Trust III ("Trust III"), ITLA Capital Statutory Trust IV ("Trust IV"), and ITLA Capital Statutory Trust V ("Trust V").
Trust I issued $14 million of 10.6% cumulative trust preferred securities in September 2000.  Five months later, in February 2001, Trust II issued $15 million of 10.2% cumulative trust preferred securities.  In October 2002, Trust III issued $20 million of variable rate cumulative trust preferred securities.  Finally, in December 2002, Trust IV issued $10 million of variable rate cumulative trust securities and Trust V issued $25 million of variable rate cumulative trust preferred securities.  As of the Petition Date, the total amount of trust preferred securities (the "Trust Preferred Securities") was approximately $86.6 million.
In the five years prior to the Petition Date, the Bank engaged in a significant amount of residential and condominium construction lending.  The economic events of 2008 and 2009 dramatically impacted the Bank with respect to its origination and purchase of real estate loans, as the Bank's construction borrowers, who rely on the sale of homes to repay the Bank's loans, were not able to find buyers.  Some of those construction borrowers defaulted on their Bank loans.
On December 29, 2008, trading in the Debtor's shares on the New York Stock Exchange (the "NYSE") was suspended due to the Debtor's failure to meet the NYSE's minimum global market capitalization thresholds.  As of the Petition Date, the Debtor's shares were trading on the Pink Sheets under the symbol "IMPC".  The Debtor estimates that there are 76 holders of record of the Debtor's common stock, which represent an estimated 1,268 beneficial shareholders with a total of 5,248,760 shares outstanding.
After the seizure of the Bank, the Debtor commenced this chapter 11 case to protect its assets and develop a confirmable reorganization plan by utilizing those assets and potential business opportunities.

IV.

EVENTS DURING CHAPTER 11 CASE

A.	FDIC Seizure Of The Debtor's Books And Records
The FDIC seized the Bank without any prior notice and, on the Petition Date, took possession of the entirety of the premises used by both the Bank and the Debtor at 888 Prospect Street, La Jolla, California.  The FDIC took possession of books, records, documents, and personal property without regard to the differentiation between the assets and property of the Debtor and those of the Bank.
Among other things, the FDIC seized the Debtor's hard drive containing essential financial information and records.  Complicating matters further was the FDIC's immediate sale of the Bank's assets to City National Bank ("CNB") which, in turn, took possession of the office premises previously occupied by the Bank.  Accordingly, within a very short period of time, the Debtor was confronted with the loss of access to substantially all of its books and records, the loss of access to its computers and its internet site, and the termination of substantially all of its employees.  Due to the overwhelming presence of FDIC lawyers and marshals, it was not possible to physically prevent the FDIC from removing many items of personal property and records which belonged to the Debtor and not to the Bank.
The Debtor, through counsel, attempted to work with the FDIC to restore order and to recover personal property that the FDIC had removed.  Additionally, the Debtor attempted to resolve certain disagreements with the FDIC as to access to particular books and records and to the physical offices that had been used exclusively by the Debtor, and not by the Bank.  The Debtor and FDIC eventually entered into an arrangement under which the FDIC could be given access to additional materials and conduct an on-site inspection, while at the same time preserving all attorney-client and other privileges to the Debtor and obligating the FDIC to return materials, including the Debtor's hard drive, which had been taken during the seizure.

B.	Recovery Of Assets In The Debtor's Case
Throughout its chapter 11 case, the Debtor has focused on maximizing the value of its assets for the benefit of its Creditors.  The Debtor's most valuable assets are (i) its tax refunds for the years 2008 and 2009, and (ii) the property that was contained in a Rabbi Trust account.

1.	Recovery of Tax Refunds
Prior to the Petition Date, on December 12, 1997, the Debtor (at that time known as ITLA Capital Corporation), and the Bank (at that time known as Imperial Thrift & Loan Association) entered into a tax allocation agreement (the "Tax Allocation Agreement").  Entry into the Tax Allocation Agreement allowed the Debtor and Bank to form an affiliated group that was legally authorized to file consolidated tax returns.   Pursuant to the Tax Allocation Agreement, the Debtor has filed tax returns for the affiliated group, though separate pro forma calculations were prepared as if both the Debtor and the Bank filed tax returns on a separate entity basis.  The Debtor also made all income tax payments for the affiliated group's consolidated returns.

On September 23, 2009, the Debtor filed its Form 1139 Corporation Application for Tentative Refund for the tax year ended 2008 (the "2008 Return").  In the 2008 Return, the Debtor sought to carry back losses for the tax year ended 2008 to the tax years ended 2006 and 2007 and tax credits from 2006 to 2005 for a total refund of approximately $17.1 million (the "2008 Refund").  On or about November 17, 2009, the Debtor received from the IRS approximately $5.9 million on account of the 2008 Return  (the "Partial 2008 Refund").  Shortly thereafter, but prior to the Petition Date, the Debtor turned the Partial 2008 Refund over to the Bank.
In August 2010, the Debtor filed its 2009 consolidated tax return (the "2009 Return"), as well as amended tax returns for years 2004 through 2007 to reflect the net operating loss carryback from 2009 to each of those years, and to claim the refunds from the loss carrybacks (collectively, the "2009 Returns").  The amount of the refund requested in the 2009 Returns is approximately $17.9 million (the "2009 Return" and the "2008 Return" shall be collectively referred to as the "Tax Returns").
The refunds requested in the Debtor's Tax Returns (collectively, the "Tax Refunds") are among the largest assets of the Debtor's Estate.  Because the Tax Refunds are property of the Debtor's Estate, the Debtor is entitled to recovery of all of the Tax Refunds and to distribute such funds through a chapter 11 plan.  However, the FDIC has asserted that it is entitled to all or a significant portion of the Tax Refunds in its capacity as receiver for the Bank.
In order to resolve the dispute over ownership of the Tax Refunds, on August 12, 2010, the Debtor filed its "Complaint (I) Seeking a Declaratory Judgment Regarding Ownership of Certain Tax Refunds; and (II) For Actual and Punitive Damages and For an Injunction for Violation of the Automatic Stay" (the "Tax Refund Complaint"), which commenced adversary proceeding number 10-90386-LA11.   The Official Committee of Unsecured Creditors (the "Committee") thereafter intervened in the Tax Refund Complaint as a party plaintiff.
Along with seeking a declaratory judgment that the Tax Refunds are property of the Debtor's Estate and that the FDIC is a general unsecured Creditor of the Debtor's Estate, the Complaint seeks a determination that the FDIC violated the automatic stay by filing certain notices with the IRS after the Petition Date.

In late August 2010, the FDIC filed a motion to withdraw the reference of the Tax Refund Complaint to the United States District Court for the Southern District of California (the "District Court").  As of the date of the filing of this Disclosure Statement, the motion to withdraw the reference remained pending.  The Debtor and the Committee, however, have consented to withdrawal of the reference to the District Court of the Tax Refund cause of action in the Tax Refund Complaint.  The Debtor and the Committee have not consented to withdrawal of the reference of the stay violation cause of action in the Tax Refund Complaint.
On August 24, 2010, the Debtor and FDIC entered into the "Stipulation Between Imperial Capital Bancorp, Inc. and the Federal Deposit Insurance Corporation, as Receiver of Imperial Capital Bank to Establish Reserve Account" (the "Tax Reserve Stipulation"), which provided for the escrow of tax refunds (the "Tax Escrow Stipulation") pending resolution of the Complaint.  The Bankruptcy Court Entered an order approving the Tax Escrow Stipulation on the date it was filed.
Further, on November 24, 2010, the District Court entered the "Order Approving Joint Motion for Standstill Agreement Among Imperial Capital Bancorp, Inc.; The Federal Deposit Insurance Corporation, as Receiver; and the Official Committee of Unsecured Creditors to Stay Certain Pending Litigation" (the "Standstill Order").  The Standstill Order stayed the various litigation matters between the Debtor and FDIC (the Tax Refund Action, Claim Objection (as defined in Section III.C.1, infra) and the Receivership Complaint (as defined in Section III.D., infra) for a sixty-day period to allow settlement negotiations to take place.  The Standstill Order did not apply to the FDIC's motion to withdraw the reference.  Thereafter, to allow time for further settlement discussions, including settlement meetings between the Debtor, the Committee, and the FDIC, the parties continued the Standstill Order until February 18, 2011.  Unfortunately, although the parties exchanged several settlement proposals and counterproposals, they were unable to reach a settlement that resolved their disputes.
On April 8, 2011, the parties had a status conference with Magistrate Judge McCurine, Jr. with respect to the first claim for relief in the Tax Refund Action seeking declaratory relief regarding ownership of the Tax Refunds.  The deadline for a document exchange regarding expected summary judgment motions has been set for May 8, 2011, with a status conference regarding such production to occur on May 11, 2011.

2.	Rabbi Trust Complaint
The Debtor and Union Bank of California, N.A. ("Union Bank"), as trustee, are parties to the "Imperial Capital Bancorp Rabbi Trust Agreement Amended and Restated Effective January 1, 2005" (the "Rabbi Trust Agreement").  The trust (the "Rabbi Trust") created by the Rabbi Trust Agreement was established to provide a source of funds to satisfy the Debtor's obligations under the following six nonqualified benefit plans: (1) Imperial Bancorp Supplemental Executive Retirement Plan, as amended and restated effective January 1, 2005; (2) Imperial Capital Bancorp Salary Continuation Plan, as amended and restated effective February 1, 2006; (3) Imperial Capital Bancorp CNDC Plan (Employer Securities), effective January 1, 2003; (4) Imperial Capital Bancorp CNDC Plan (Non-Employer Securities), effective January 1, 1997; (5) Imperial Capital Bancorp 409A CNDC 2004 Plan (Employer Securities), effective January 1, 2005; and (6) Imperial Capital Bancorp 409A CNDC 2005 Plan (Non-Employer Securities), effective January 1, 2005.
As of the Petition Date, the value of the Rabbi Trust was approximately $2 million.  Additionally, the Rabbi Trust was the owner of a variable life insurance policy (the "Policy") with the Equitable Life Assurance Society of the United States ("Equitable").
Under the terms of the Trust Agreement, in the event of the Debtor's insolvency, all Rabbi Trust assets are subject to the Claims of the of the Debtor's Creditors.  Accordingly, the Debtor was entitled to obtain the transfer of all the assets in the Rabbi Trust to the Debtor, including the Policy, for Distribution to its Creditors.
In order to obtain the funds in the Rabbi Trust for its Estate, the Debtor filed a complaint (the "Rabbi Trust Complaint") against Union Bank and the beneficiaries of the Rabbi Trust Agreement, Brian Benson, Timothy Doyle, George Haligowski, Thom Hobbs, David Hunt,Charles Kohl, Rosemary Lennon, Lyle Lodwick, Phillip Lombardi, and Scott Wallace (collectively, the "Rabbi Trust Defendants").
In the Complaint, the Debtor sought Entry of an order requiring Union Bank to turn over to the Debtor the assets of the Rabbi Trust and a declaratory judgment against the Rabbi Trust

Defendants that the Rabbi Trust assets were property of the Estate.  In July 2010, Union Bank agreed to the terms of a stipulated judgment that provided the Debtor with the relief requested in the Complaint.  Over the next two months, the Debtor obtained default judgments against seven of the ten individual defendants, and entered into stipulated judgments with the three other individual defendants.   As of the filing of the Disclosure Statement, the Debtor has recovered all of the funds in the Rabbi Trust and cash surrender value of the Policy, which collectively total approximately $6.7 million.  The adversary proceeding commenced by the Rabbi Trust Complaint was closed by the Bankruptcy Court on September 27, 2010.

3.	The Debtor's Claim In The Bank's Receivership Estate
On March 24, 2010, the Debtor filed a claim in the Bank's receivership estate (the "Receivership Claim").  In its Receivership Claim, the Debtor alleges the following claims:  (i) turnover of tax refunds, (ii) reservation of rights to bring an action based on Code sections 547 and 548, (iii) reimbursement of expenses pursuant to an expense sharing and services agreement between the Debtor and Bank, (iv) damages against the FDIC for improper asset seizures, and (v) recovery of the monies in an account that was improperly transferred to City National Bank.  The Debtor alleges that the total amount of the Receivership Claim is at least $7 million.
On August 6, 2010, the FDIC sent the Debtor a notice of disallowance of the Receivership Claim.   In accordance with applicable federal law, in October 2010, the Debtor filed with the District Court its "Complaint:  (I) To Avoid and Recover Transfers Pursuant to Sections 547, 548, and 550 of the Code; (II) For a Declaratory Judgment That Certain Insurance Policies are Property of the Estate; (III) For Indemnification, Contribution, and Reimbursement; (IV) For Damages for Breach of Expense Sharing Agreement; (V) For Reimbursement of Amounts Paid to Employees Under Benefit Plans; (VI) For a Judgment For All Amounts Due; and (VII) For a Declaratory Judgment For Claims Against the Receivership and Deeming Void the FDIC-R's Disallowance of the Receivership Claims" (the "Receivership Complaint"), which commenced case number 3:10-cv-02067-MMA.
On March 4, 2011, the FDIC filed a motion to dismiss certain causes of action under the Receivership Complaint.  As of the filing of this Disclosure Statement, the Debtor and FDIC obtained District Court approval to continue the hearing on the motion to dismiss while they attempt to resolve it through a stipulation.

4.	Liquidation Of Personal Property
During its case, the Debtor also obtained Bankruptcy Court approval to liquidate certain personal property.  On March 10, 2010, the Bankruptcy Court Entered an order authorizing the Debtor to sell four of its automobiles.  Additionally, on July 9, 2010, the Bankruptcy Court Entered an order allowing the Debtor to sell 1,900 shares of Prudential Financial stock.  Finally, on August 11, 2010, the Debtor received Bankruptcy Court authorization to employ Fischer Auction Company, Inc. ("Fischer") to sell certain personal property.  Subsequently, Fischer conducted an auction of the Debtor's office furnishings in September 2010.  Collectively, the Debtor estimates that it obtained the amount of $200,000 for the aforementioned personal property.

5.	Avoidance Actions

a.	Investigation of Claims Against Directors and Officers
The Debtor has been informed by the Committee that during the case the Committee performed an investigation, on the Debtor's behalf, related to potential claims against the Debtor’s present and former officers and directors related to their prepetition conduct.  At the end of October 2010 and prior to the expiration of the Debtor’s D&O insurance policy, the Committee sent a letter to the Debtor, which the Debtor sent to its insurer, for the purpose of preserving the Debtor’s right to recover under the D&O insurance policy on account of any potential claims that may be discovered as a result of the Committee’s investigation.  The Debtor is informed that the Committee’s investigation is ongoing.

b.	Investigation of Claims Against Insiders
The Debtor has been informed by the Committee that the Committee, on behalf of the Debtor, analyzed prepetition Insider transfers and other potential avoidance actions that the Debtor may have against Insiders.  Although no claims or causes of action have yet been asserted against such Insiders, the Debtor has been informed that the Committee’s investigation is ongoing, and action may be brought against the Insiders in the future.

C.	Proofs Of Claim Filed In The Debtor's Case
On April 15, 2010, the Debtor filed its "Ex Parte Motion for Order Establishing a Bar Date for Filing Proofs of Claim or Interest Pursuant to 11 U.S.C. § 501" (the "Bar Date Motion") [Docket No. 136].  This Bankruptcy Court granted the Bar Date Motion on the day that it was filed, and established a general Claims bar date of June 14, 2010 and a governmental Claims bar date of June 16, 2010.

1.	Proof Of Claim Filed By The FDIC
On or about June 25, 2010, the FDIC filed a proof of Claim in the Debtor's case (the "FDIC Claim") in the aggregate sum of $88,900,000.  Among other things, the FDIC asserts in the FDIC Claim that at least $48.2 million of the FDIC Claim is based upon the Debtor's alleged obligation under Code section 365(o) to assume and immediately cure the capital deficits of the Bank (the "Capital Maintenance Claims").   The FDIC Claim also asserts in its claim that the Capital Maintenance Claims are entitled to priority status.
In order to expeditiously resolve the dispute concerning the allowance and priority of the Capital Maintenance Claims, on July 29, 2010, the Debtor filed its "Objection to 'Capital Maintenance Claims' Portion of Federal Deposit Insurance Corporation's Proof of Claim" (the "Claim Objection") [Docket No. 228].  In the Claim Objection, the Debtor demonstrates, among other things, that the Debtor never made any commitment to any regulatory agency to maintain the capital of the Bank, and that the Capital Maintenance Claims should be disallowed.  Should the Debtor ultimately be unsuccessful in defeating the Capital Maintenance Claim, it is likely that the Debtor's chapter 11 case will be converted to chapter 7 because the Debtor will be unable to satisfy the Capital Maintenance Claims in full pursuant to Code sections 365(o) and 507(a)(9).
The FDIC has filed a motion to withdraw the reference of the Claim Objection to the District Court, and a hearing to consider the withdrawal of the reference had not been set as of the filing of the Disclosure Statement.
The FDIC Claim also contains other claims.  First, the FDIC asserts that it is entitled to turnover of Tax Refunds, which total approximately $29 million.  Second, the FDIC asserts an Unsecured Claim in the amount of approximately $11.5 million based on the following:

(i) approximately $4.5 million in insurance proceeds and premium refund claims, and (ii) approximately $7 million in funds relating to the Rabbi Trust.  Finally, the FDIC asserts unliquidated Claims on behalf of the Bank against the Debtor for (i) intercompany charges, (ii) amounts in certain of the Debtor's deposit funds, (iii) potential fraudulent transfers made by the Bank, and (iv) litigation recovery Claims.  Aside from the allegations contained in the Tax Refund Complaint and issues raised in the Claim Objection, the Debtor has not yet evaluated or prepared objections to the remaining FDIC Claims.

2.	Proof of Claim Filed by the California Franchise Tax Board
The California Franchise Tax Board ("FTB") filed a $4.4 million priority proof of Claim (and a $.04 million Unsecured Claim) in the Debtor's Case.  The Debtor is in the process of analyzing the FTB's Claim, but believes that it will be disallowed in its entirety.  As of the filing of this Disclosure Statement, the Debtor was engaged in negotiations with the FTB that might result in the voluntary reduction of a significant portion of the FTB's Claim.  Additionally, the Debtor has prepared a draft objection to the FTB's Claim.

3.	General Unsecured Claims
As of the date of the filing of this Disclosure Statement, the total amount of Unsecured Claims asserted against the Debtor, not including the FDIC Claims, was $103,943,229.59, which consists primarily of Claims asserted by The Bank of New York Mellon f/k/a The Bank of New York  ("BNY Mellon") and U.S. Bank National Association ("U.S. Bank"), each in their capacity as indenture trustees for the Trust Preferred Securities.  BNY Mellon filed one proof of Claim totaling $31,841,833.78, while U.S. Bank filed three proofs of Claim totaling $60,975,312.98.
In addition to the BNY Mellon and the U.S. Bank proofs of Claim, forty-one (41) proofs of Claim have been filed in the Case.  The Debtor has reviewed all of the proofs of Claim filed in its Case.  A number of Claims that Creditors have against the Bank appear to have been improperly filed against the Debtor.  Accordingly, the Debtor has prepared a draft omnibus objection to such Claims, which will seek disallowance of approximately $250,000 in Claims in the aggregate.

In addition, the Debtor intends to file additional objections on the grounds that, inter alia, the Claims are duplicates or are inconsistent with the Debtor's books and records.

D.	General Pleadings Filed In Debtor's Case
Throughout its case, the Debtor has also filed numerous motions and applications relating to the administration of its chapter 11 case.

1.	First Day Motions
On the Petition Date, the Debtor filed three emergency motions with the Bankruptcy Court:  (1) the Motion for an Order Limiting the Scope of Notice,  (2) the Motion for Continuance of Utility Service and Approval of Adequate Assurance of Payment to Utility Companies, and (3) the Motion for Order Extending Time to File Schedules and Statements (collectively, the "First Day Motions").  The Bankruptcy Court Entered orders approving all of the First Day Motions.

2.	Schedules And Statement Of Financial Affairs
Despite not having access to its books and records, on January 21, 2010, the Debtor filed its Schedules and Statement of Financial Affairs ("SOFA").  After obtaining its books and records, the Debtor filed amendments to the Schedules and SOFA on February 23, 2010 and March 1, 2010, respectively.  In its amended Schedules, the Debtor estimated that its assets totaled approximately $40.4 million and that its prepetition liabilities were approximately $98.7 million.

3.	Modification Of Lease
Shortly after the Petition Date, the Debtor recognized that it would not need to utilize the 21,903 square feet of La Jolla, California office space that it had been leasing under the "Agreement of Lease" (the "Lease") with 888 Prospect LJ, LLC (the "Landlord").  The monthly rent under the Lease was approximately $81,216.00.  Rather, the Debtor only needed to utilize one suite (Suite 300) that consisted of approximately 1,736 square feet.  Accordingly, the Debtor reached an agreement with the Landlord whereby the Debtor agreed to reject the Lease as of January 31, 2010, and enter into a new month-to-month lease (the "New Lease") for Suite 300 whereby the Debtor would only pay monthly rent of $6,440.56.  The Debtor filed and served a motion for approval to enter into a stipulation (the "Stipulation") to reject the Lease and enter into the New Lease, which was approved by the Bankruptcy Court on March 10, 2010.

On September 23, 2010, the Debtor filed a motion for authority to enter into an amendment to the New Lease, which the Bankruptcy Court approved.  Under the amendment, the Debtor relocated to Suite 210 at 888 Prospect Avenue, and its rental payments have decreased by over $1,000 per month to $5,205.13.

4.	Interim Compensation For Professionals And Insider Compensation
On May 3, 2010, the Debtor filed its "Motion for Order Pursuant to 11 U.S.C. § 105 and 331 Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals" (the "Interim Compensation Motion").  Through the Interim Compensation Motion, the Debtor sought approval of a procedure that would authorize the Professionals employed in this case to receive payment of 80% of their fees and 100% of their expenses on a monthly basis.  The Bankruptcy Court Entered an order approving the Interim Compensation Motion on June 11, 2010.
Additionally, during the Case, the Debtor has filed applications to compensate Messrs. Kiley and Rusnak pursuant to Local Bankruptcy Rule 4002-2. The Bankruptcy Court has authorized the Debtor to pay Mr. Rusnak the amount of $12,333.34 per month, and, previously, Mr. Kiley the amount of $10,000 per month.  Effective February 28, 2011, Mr. Kiley resigned from his position as CEO of the Debtor and as a member of the Debtor's board of directors.

5.	Motion To Limit Trading Of Common Stock
Early in the Case, the Debtor considered the formulation of a reorganization plan, rather than a liquidating plan based on the use of the Debtor's NOLs.  In theory, the Debtor could enter into a transaction whereby a third party would provide consideration to the Debtor in exchange for its corporate shell and NOLs.  A potential purchaser's ability to use the Debtor's NOLs, however, was subject to many risk factors that could have reduced or eliminated the NOLs under certain circumstances.
Accordingly, to prevent the potential loss of NOLs, the Debtor filed its "Motion for Order (A) Limiting Certain Transfers of Equity Interests in the Debtor and (B) Approving Related Notice Procedures" (the "NOL Motion").  The relief requested in the NOL Motion was designed to provide the Debtor with advance notice of certain transfers that may jeopardize its NOLs, and to enable the Debtor, if necessary, to obtain substantive relief from this Bankruptcy Court to protect those NOLs.  The Bankruptcy Court Entered an order approving the NOL Motion on August 13, 2010.

E.	Appointment Of Committee
On March 9, 2010, the United States Trustee appointed a three member official committee of Creditors holding Unsecured Claims against the Debtor (the "Committee").  Official committees appointed under section 1102 of the Code have, among other rights, the right (i) to consult with a debtor concerning administration of the case; (ii) to investigate the acts, conduct, assets, liabilities, and financial condition of the debtor, the debtor's operations, and any other matter relevant to the case or to the formulation of a plan; and (iii) to participate in the formulation and acceptance or rejection of a plan.  The Committee consists of the following entities:  (1) U.S. Bank as Trustee for ITLA Capital Statutory Trusts I, II, V; (2) 888 Prospect LJ, LLC; and (3) BNY Mellon as Indenture Trustee for ITLA Capital Statutory Trusts III and IV.

F.	Retention Of Professionals.
The Debtor received Bankruptcy Court approval to employ the following Professionals:
(1)	Stutman, Treister & Glatt Professional Corporation as reorganization counsel for the Debtor (order Entered January 20, 2010);
(2)	Squar, Milner, Peterson, Miranda & Williamson LLP as accountants for the Debtor (order Entered January 28, 2010);
(3)	Silver Freedman & Taff LLP as special regulatory counsel for the Debtor (order Entered January 28, 2010);
(4)	Ernst & Young, LLP, as tax services provider to the Debtor (order Entered April 14, 2010), and
(5)	Epiq Bankruptcy Solutions, LLC as solicitation agent for the Debtor (order Entered ___________, 2011);
The Committee obtained Bankruptcy Court approval to employ the following professionals:

(1)	Akin Gump Strauss Hauer & Feld LLP, as counsel to the Committee (order

Entered April 19, 2010); and
(2)	FTI Consulting, Inc., as financial advisor to the Committee (order Entered July 2, 2010).

G.	Officers and Members of the Board of Directors
As of the filing of this pleading, the Debtor's Board of Directors consists of Norval L. Bruce, George W. Haligowski, Jeffrey L. Lipscomb, Sandor X. Mayuga, Hirotaka Oribe, and Robert R. Reed.   Mr. Anthony Rusnak is Chief Operating Officer, General Counsel, and Secretary for the Debtor.

H.	Current Value of Debtor's Assets
Assuming that the Debtor prevails in the Tax Refund Complaint, as of the filing of this Disclosure Statement, the Debtor estimates that its assets total approximately $40 million.  See Exhibit "C" to this Disclosure Statement (Balance Sheet).  Among the more significant assets are the following:

1.	Cash on Hand
As of the date of the filing of this Disclosure Statement, the Debtor had Cash on hand of approximately $10.4 million, which is presently being held in a number of accounts with Bank of America and Torrey Pines Bank.  This Cash was generated through, interalia, (1) collection of the proceeds in the Rabbi Trust Account, (2) obtaining the Cash surrender value of one life insurance policy, and (3) the sale of personal property.

2.	Tax Refunds
As stated above (see section IV.B.1, supra), the Debtor estimates that it will receive the amount of $29 million on account of the 2008 and 2009 Tax Refunds.   The FDIC has asserted that it is entitled to the Tax Refunds, and, as previously discussed (see section III.B.1, supra), an adversary proceeding (the Tax Refund Complaint) to resolve this dispute is presently pending before the District Court subject to the potential entry of an order withdrawing the reference of the automatic stay violation claim for relief in the Tax Refund Complaint.

3.           Other Assets
The Debtor also possesses approximately $140,000.00 in other assets, including: (i) prepaid Delaware state taxes ($99,945.00); (ii) rental security deposit ($30,971.51); and (iii) miscellaneous accounts receivable ($13,860.77).

V.

SUMMARY OF THE PLAN OF REORGANIZATION
The Plan divides the prepetition, non-tax Claims against the Debtor into four Classes:  (1) Secured Claims, (2) Priority Claims, (3) General Unsecured Claims, and (4) Convenience Claims.  A fifth Class is for the holders of Interests in the Debtor.
The Debtor does not believe that it has any Secured Claims, but to the extent that there are any such Claims, those Claims will be left unimpaired, i.e., those claimants will have available to them all rights and remedies that would otherwise be available were the Debtor not in a chapter 11 proceeding.
To the extent the Debtor has any allowed non-tax priority Unsecured Claims, the Plan provides for those Claims to be unimpaired.
General Unsecured Claims (other than Convenience Claims in Class 4) are all included in Class 3.  Class 3 Claims are impaired.  The Plan provides that each holder of an Allowed Class 3 Claim shall receive, on account of and in full satisfaction of its Allowed Class 3 Claim, (i) a Cash Distribution in an amount equal to its pro rata portion of the Initial Distribution, and (ii) an allocation of Liquidating Trust Interests entitling such holder of an Allowed Class 3 Claim to its pro rata portion of future Distributions of any available Liquidating Trust Proceeds.
Convenience Claims are Unsecured Claims (other than Trust Claims), the allowed amount of which are $7,500 or less or which are reduced at the Claim holder's option to $7,500.  The Plan provides for each holder of a Convenience Claim to receive Cash equal to 100% of the amount of the Allowed Convenience Claim.
Class 5 is comprised of holders of Interests in the Debtor.  Holders of Class 5 Interests shall neither receive nor retain any property under the Plan and all Interests of the Debtor shall be cancelled as of the Effective Date of the Plan.

THE DESCRIPTION OF THE PLAN SET FORTH BELOW IS ONLY A SUMMARY OF SOME OF THE MATERIAL PROVISIONS OF THE PLAN AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED PROVISIONS SET FORTH IN THE PLAN, THE TERMS OF WHICH ARE CONTROLLING OVER THE SUMMARY SET FORTH BELOW.  The Plan is attached hereto as Exhibit "A" and is hereby made a part of this Disclosure Statement.

A.	Summary Of Classification Of Treatment Of Claims And Interests Under The Plan.
The following discussion summarizes the classification and treatment of Claims and Interests under the Plan.

1.	Unclassified Claims.
Certain types of Claims are not placed into voting Classes; instead they are unclassified.  They are not considered impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the Code.  As such, the Debtor has not placed the following Claims in a Class.  The treatment of these Claims is provided below.

a.	Administrative Claims.

(1)	Treatment.
Administrative Claims are generally comprised of the actual and necessary costs and expenses of preserving the Estate and operating the business of the Debtor after the Petition Date.  The Code requires that allowed administrative expenses be paid on the Effective Date unless the party holding the administrative expense agrees otherwise.
Unless otherwise agreed to by the holder of an Allowed Administrative Claim and the Debtor or the Liquidating Trustee, as applicable, each holder of an Allowed Administrative Claim shall receive Cash equal to the unpaid portion of such Allowed Administrative Claim: (I) on the later of (x) the Effective Date and (y) the date an order of the Bankruptcy Court allowing the Administrative Claim becomes a Final Order, or (II) as otherwise ordered by the Bankruptcy Court.
The Debtor is presently aware of two types of Administrative Claims.  The first type consists of debt incurred by the Debtor in the ordinary course of its business (other than tax Claims) since the Petition Date, including trade debt and operating expenses.  Holders of these types of

Administrative Claims will not be required to file any requests for payment of such Claims.  Such Administrative Claims shall be assumed and paid by the Liquidating Trustee pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claim, without any further action by the holder of such Claim.
The second type of Administrative Claim consists of Claims for fees and expenses as allowed by Order of the Bankruptcy Court for Professionals employed by the Debtor.  All compensation awarded to Professionals under the Code must be approved by the Bankruptcy Court, and Professionals must file fee applications that are considered by the Bankruptcy Court.
Since the Petition Date, the Debtor has made interim administrative expense payments to Professionals pursuant to various Bankruptcy Court orders, and, after the Effective Date, Professionals will file final fee applications that seek final allowance of such amounts paid to Professionals and allowance and payment of amounts remaining outstanding to Professionals as of the Effective Date.

(2)	Deadlines.
All applications, including final applications, for compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the Effective Date, and any other request for compensation by any Person for making a substantial contribution in the Case, and all other requests for payment of an Administrative Claim incurred before the Effective Date under sections 503(b), 507(a)(1), or 507(b) of the Code (except for Claims under 28 U.S.C. § 1930) shall be filed no later than sixty (60) days after the Effective Date.
As to other administrative expenses that do not require Bankruptcy Court approval to become Allowed Claims, Creditors shall file such requests for an administrative expense payment with the Bankruptcy Court and serve on the Liquidating Trustee and United States Trustee no later than sixty (60) days after the Effective Date or by such other bar date as the Bankruptcy Court may set.  Holders of claims for the provision of ordinary-course goods and services post-petition to the Debtor need not file requests for payment of administrative expenses.
Any such Administrative Claim not filed or submitted as explained above within these deadlines shall be forever barred, and any Creditor that is required to file a request for payment of such administrative expense and that does not file such request by the applicable bar date shall be forever barred from asserting such claim or request against the Debtor, the Estate, the Liquidating Trust, or the Trust Property.

b.	Priority Tax Claims.
Priority Tax Claims are comprised of Claims of federal, state and local Governmental Entities for taxes, interest and penalties for certain periods specified in section 507(a) of the Code.   The FTB has filed a Priority Claim in the amount of approximately $4.4 million.  While the Debtor has not completed its analysis of the FTB's Claim, the Debtor believes that the Claim is invalid.  The Debtor is unaware of any other material Priority Tax Claims.
Each holder of an Allowed Priority Tax Claim shall receive Cash equal to the amount of such Allowed Priority Tax Claim on the later of (x) the Effective Date, and (y) the date an order of the Bankruptcy Court allowing such Priority Tax Claim becomes a Final Order, unless otherwise agreed to by the holder and the Debtor.  Holders of Allowed Priority Tax Claims shall not be entitled to receive any payment on account of interest that accrued after the Petition Date on, or penalties with respect to or arising in connection with, such Allowed Priority Tax Claims, except as specifically allowed by Final Order of the Bankruptcy Court.

2.	Classification and Treatment of Claims.

a.	Classes Of Claims And Interests.
The following is a designation of the Classes of Claims and Interests under the Plan.  A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class.  A Claim or Interest is classified in a particular Class regardless of whether the Claim or Interest is an Allowed Claim or Interest in that Class, or only asserted as such, but only to the extent that it has not been paid, released, disallowed, or otherwise satisfied.  The treatment with respect to each Class of Claims and Interests provided for in the Plan shall be in full and complete satisfaction and release of such Claims and Interests.

(1)	Class 1 (Secured Claims)
Class 1 consists of all Secured Claims.  The legal, equitable and contractual rights of the holders of Allowed Secured Claims are unaltered by the Plan.  Unless otherwise agreed to by the holder of an Allowed Secured Claim and the Debtor, each holder of an Allowed Secured Claim shall receive on the later of (x) the Effective Date, and (y) the date an order of the Bankruptcy Court allowing the Secured Claim becomes a Final Order, on account of and in full satisfaction of its Allowed Secured Claim, either of the following treatments at the election of (A) the Debtor, with the consent of the Committee, or (B) if after the Effective Date, the Liquidating Trustee: (i) Cash equal to the amount of the Allowed Secured Claim or (ii) possession of the property in which the holder of the Allowed Secured Claim has a perfected, unavoidable and enforceable lien, security interest or other charge and relief from the automatic stay provided by section 362 of the Code to foreclose, collect upon or set-off the property in accordance with applicable non-bankruptcy law; provided, however, that any time after the Confirmation Date but before the Effective Date, the Debtor, with the consent of the Committee, can elect to give to the holder of an Allowed Secured Claim the treatment provided in subparagraph (ii) above.
Class 1 is unimpaired under the Plan and the holders of Class 1 Allowed Secured Claims are deemed to accept the Plan.  The Debtor does not believe that there are any Secured Claims in this Case.

(2)	Class 2 (Priority Claims)
Class 2 consists of all Priority Claims.  Unless otherwise agreed to by the holder of an Allowed Priority Claim and (A) the Debtor, with the consent of the Committee or, (B) if after the Effective Date, the Liquidating Trustee, each holder of an Allowed Priority Claim shall receive Cash equal to the amount of the Allowed Priority Claim on the later of (x) the Effective Date, and (y) the date an order of the Bankruptcy Court allowing the Priority Claim becomes a Final Order.
Class 2 is unimpaired under the Plan and holders of Class 2 Allowed Priority Claims are deemed to accept the Plan.  As stated above, the FDIC has alleged that it possesses a $48.2 million Priority Claim against the Debtor.  The Debtor has filed an objection to the Capital Maintenance Claim.  If the Capital Maintenance Claim is allowed as a Priority Claim, the Debtor will be unable to confirm the Plan absent FDIC consent.  In addition, the Debtor believes that there may be nominal employee related Claims entitled to treatment as Priority Claims.

(3)	Class 3 (General Unsecured Claims)
Class 3 consists of all Unsecured Claims against the Debtor which are not included in any other Class in the Plan or otherwise provided for in the Plan, including the Trust Claims.  Each holder of an Allowed Class 3 Claim shall receive, on account of and in full satisfaction of its Allowed Class 3 Claim, on the Initial Distribution Date (i) a Cash Distribution in an amount equal to its pro rata portion of the Initial Distribution, and (ii) an allocation of Liquidating Trust Interests entitling such holder of an Allowed Class 3 Claim to its pro rata portion of future Distributions of any available Liquidating Trust Proceeds on each Distribution Date up to and including the Final Distribution Date.  Class 3 is impaired under the Plan and holders of Allowed Class 3 Claims are entitled to vote to accept or reject the Plan.
The Debtor estimates that holders of Allowed Class 3 Claims will receive approximately a 9% to 38% recovery on account of their Claims against the Debtor.  The reason for this range is that, at the time of the filing of this Disclosure Statement, the FDIC Claim had not been liquidated.  As discussed above, the FDIC Claim can be broken down into three categories:  (i) the Capital Maintenance Claims in the amount of approximately $48.2 million (asserted to be a Priority Claim by the FDIC), (ii) assertion of an entitlement to the Debtor's Tax Refunds in the amount of approximately $29 million, and (iii) an Unsecured Claim in the amount of at least $11.5 million.
As stated above, if the FDIC's Capital Maintenance Claim is allowed, the Debtor's case will likely be converted to chapter 7.  The table below illustrates the recovery to Holders of Allowed Class 3 Claims in other scenarios where the Debtor's objection to the Capital Maintenance Claim is sustained. For the purposes of this chart: (i) the Debtor’s cash on hand is valued at $10.4 million; (ii) the Tax Refunds are valued at $29.2 million; (iii) the FDIC Unsecured Claims are valued at $11.5 million; and (iv) it is assumed that the Debtor does not prevail in the Receivership Complaint with respect to the preference claim for approximately $7 million and that the Debtor receives no recovery from other avoidance actions or litigation (i.e., claims against the directors and officers).

Outcome of Actions (1)	Total Amount of Property Available for Distribution to Class 3 Creditors	Total Amount of Allowed Class 3 Claims	Recovery to Holders (2) (3)
• Debtor prevails in Tax Refund Complaint •FDIC Unsecured Claims are disallowed (4)	Approximately $40 million	Approximately $104 million	Approximately 38%
• Debtor prevails in Tax Refund Complaint •FDIC Unsecured Claims are allowed (5)	Approximately $40 million	Approximately $145 million	Approximately 27%
• FDIC prevails in Tax Refund Complaint •FDIC Unsecured Claims are disallowed	Approximately $10 million	Approximately $104 million	Approximately 10%
• FDIC prevails in Tax Refund Complaint •FDIC Unsecured Claims are allowed	Approximately $10 million	Approximately $115 million	Approximately 9%
Notes:
(1)The outcomes described above are for illustrative purposes only and do not account for all possible scenarios. All dollar amounts are subject to change.
(2)This analysis assumes that the asserted $4.4 million priority claim of the California Franchise Tax Board is disallowed in its entirety.
(3)This analysis does not account for any of the costs to the estate of pursuing the various litigations through to recovery, nor does it account for costs related to the administration of the Liquidating Trust.
(4)This scenario assumes that any Unsecured Claim by the FDIC on account of the Tax Refunds is also disallowed.
(5)This scenario assumes a corresponding Unsecured Claim by the FDIC of $29.2 million on account of the Tax Refunds.

This analysis is provided for demonstrative purposes only and cannot be relied upon as a statement of definitive recoveries. In addition, this chart should not be construed as an admission or waiver of any defense, claim, right, or privilege with respect to the Tax Refund Complaint, the Receivership Complaint, the Claim Objection, or any other pending or future litigation of the Debtor or the Liquidating Trust, as applicable.
In addition, recoveries to holders of Allowed Trust Claims could be impacted by claims for fees and expenses asserted by the Indenture Trustees.  To the extent the Debtor does not otherwise pay such fees and expenses, the resulting claims of the Indenture Trustees will be applied against Distributions to holders of Trust Claims and Distributions to holders of Trust Claims will be reduced per the terms of the relevant Indenture.

(4)	Class 4 (Convenience Claims)
Class 4 consists of Convenience Claims.  Each holder of an Allowed Convenience Claim shall receive, on account of and in full satisfaction of its Allowed Convenience Claim, Cash equal to 100% of the amount of the Allowed Convenience Claim on the later of (x) the Effective Date, and (y) the date an order of the Bankruptcy Court allowing the Convenience Claim becomes a Final Order.  Class 4 is unimpaired under the Plan and the holders of Class 4 Allowed Claims are deemed to accept the Plan pursuant to section 1126(f) of the Code.
Without taking into consideration the Claims of Creditors that elect to reduce their Claims to under $7,500, the Debtor believes that the total amount of Class 4 Claims will be less than $50,000.

(5)	Class 5 (Holders of Interests In the Debtor)
Class 5 is comprised of holders of Interests in the Debtor.  Holders of Class 5 Interests shall neither receive nor retain any property under the Plan and all Interests of the Debtor shall be cancelled as of the Effective Date.  Class 5 is impaired under the Plan and the holders of Class 5 Interests are deemed to reject the Plan.

B.	Executory Contracts And Unexpired Leases.
The Debtor has the right, subject to Bankruptcy Court approval, to assume or reject executory contracts or unexpired leases entered into prior to the Petition Date.  Generally, damages resulting to the other party from a rejection are treated as an Unsecured Claim arising prior to the Petition Date and included in the appropriate Class to the extent such Claim is allowed by the Bankruptcy Court.
All executory contracts or unexpired leases of the Debtor, except (a) those previously assumed and assigned by Final Order, and (b) those which are assumed under the Plan, are rejected.  The Debtor shall file a schedule of executory contracts to be assumed, if any, in the Plan Supplement.
Any Claims arising from the rejection of an executory contract or unexpired lease as a result of confirmation of the Plan shall be filed with the Bankruptcy Court and served on the Liquidating Trustee, and its counsel, no later than thirty (30) days after the Effective Date.

The Debtor reserves the right at any time before confirmation to amend the schedule of executory contracts to be assumed.  The Debtor shall provide notice of any amendment to the parties to the affected executory contract or unexpired lease, counsel to the Committee, and the United States Trustee.

C.	Implementation Of The Plan.

1.	Conditions to Confirmation
The only condition precedent to confirmation of the Plan is that the Bankruptcy Court shall have Entered the Confirmation Order in form and substance acceptable to the Debtor and the Committee.

2.	Conditions to Effective Date
The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with the Plan:
(i)           the Confirmation Order shall be a Final Order;
(ii)           all other actions and all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan shall have been effected, and in each case, shall have been duly and validly executed and delivered by the parties thereto and all conditions to their effectiveness shall have been satisfied or waived in accordance therewith;
(iii)           the Debtor shall have received all authorizations, consents, rulings, opinions, or other documents that are determined by the Debtor, with the consent of the Committee, to be necessary to implement the Plan and that are required by law, regulation, or order;
(iv)           the Debtor shall have purchased insurance in accordance with Article VIII, Section E of the Plan; and
(v)           the Debtor shall have paid all outstanding Allowed Administrative Claims.

3.	Execution of the Liquidating Trust Agreement.
On or before the Effective Date, the Debtor and the Liquidating Trustee shall execute and deliver the Liquidating Trust Agreement, and shall take all other necessary actions to establish the Liquidating Trust.  The Liquidating Trust Agreement may provide powers, duties, and authorities in addition to those explicitly stated in the Plan, but only to the extent that such powers, duties and authorities: (i) are approved by the Committee and (ii) do not affect the status of the Liquidating Trust as a “liquidating trust” for United States federal income tax purposes.
The Liquidating Trust shall be organized and established (i) as a trust for the benefit of the holders of Allowed Class 3 Claims for the limited purpose of liquidating and distributing the Trust Property with no objective to continue or engage in the conduct of a trade or business, and is intended to qualify as a liquidating trust within the meaning of Treasury Regulation Section 301.7701-4(d) and (ii) for the limited purpose of (x)objecting to and resolving any Disputed Claims and (y) making final Distributions to holders of Allowed Administrative Claims, Allowed Priority Tax Claims, and Allowed Claims in Classes 1, 2 and 4 of the Plan.

4.	Vesting of Estate's Assets in the Liquidating Trust.
Except as otherwise provided in the Plan, on the Effective Date, the Trust Property shall automatically vest in the Liquidating Trust, free and clear of all claims, liens, encumbrances, charges and other interests of any kind, without the need for the execution and delivery of any instruments of assignment, for the express purpose of, among other things, enabling the Liquidating Trustee to make Distributions to holders of Liquidating Trust Interests pursuant to the terms and conditions of the Plan.  Such transfer shall be exempt from any mortgage or other document recording tax, stamp tax, conveyance fee, sales or use tax, intangibles transfer tax, real estate transfer tax, Uniform Commercial Code filing or recording fee, or other similar tax or governmental assessment, pursuant to section 1146(a) of the Code and the Confirmation Order will direct the appropriate state or local government officials or agents to forego the collection of any such tax or governmental assessment.  The transfer of the Trust Property to the Liquidating Trust in accordance with the Plan shall be final and irrevocable.  From and after the Effective Date, the Liquidating Trustee shall be vested with all rights and remedies of the Debtor with respect to the Trust Property, including the right to administer, prosecute, settle and enforce all Recovery Rights, and the Liquidating Trustee shall be substituted for and shall replace the Debtor, the Estate, and the Committee, as applicable, as the party in interest in any and all such litigation pending as of the Effective Date.

Additionally, any attorney client privilege, work product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) associated with the Trust Property, the Recovery Rights and any claims will vest in the Liquidating Trust and the Liquidating Trustee, in trust, and the Debtor and the Committee shall be deemed to have transferred, assigned and delivered such privileges and immunity, without waiver, to the Liquidating Trust.  The Debtor and the Liquidating Trustee shall be authorized to take all necessary actions to effectuate the transfer of such privileges and immunity.

5.	Appointment of the Liquidating Trustee.
On the Effective Date, Anthony Rusnak shall be appointed as the Liquidating Trustee.  The Liquidating Trustee shall, in accordance with the Liquidating Trust Agreement, serve in such capacity through the earlier of (i) the date the Liquidating Trust is dissolved and (ii) the date on which the Liquidating Trustee resigns, is removed or otherwise becomes unable to serve as such as set forth in the Liquidating Trust Agreement; provided, however, that in the event that the Liquidating Trustee resigns, is removed or becomes unable to serve, the Trust Advisory Board shall select the successor  Liquidating Trustee pursuant to the Liquidating Trust Agreement.

6.	Administration of the Liquidating Trust
The Liquidating Trust shall be administered by the Liquidating Trustee according to the Liquidating Trust Agreement and the Plan.  In the event of any conflict between the terms of the Plan and the terms of the Liquidating Trust Agreement, the terms of the Plan shall govern.

7.	Liquidating Trust Interests.
On the Initial Distribution Date, each holder of an Allowed Class 3 Claim will receive notification from the Liquidating Trustee as to the number of Liquidating Trust Interests allocated to such holder on account of such holder’s Allowed Class 3 Claim(s) in accordance with Article III.B.3 of the Plan.  The Liquidating Trust Interests will not be certificated, but, rather, will be reflected through book entries made by the Liquidating Trustee.

8.	Powers and Duties of the Liquidating Trustee.
From and after the Effective Date, and as set forth in more detail in the Liquidating Trust Agreement, the Liquidating Trustee shall be vested with the power and authority, and duties and obligations set forth in  the Liquidating Trust Agreement, which shall include but shall not be limited, to: (i) making the Distributions contemplated herein and in the Liquidating Trust Agreement; (ii) administering, holding and liquidating any Trust Property in a commercially reasonable manner; (iii) maximizing the recovery for holders of Liquidating Trust Interests; (iv) administering, investigating, enforcing, prosecuting, settling, and abandoning any Recovery Rights in the name of, and for the benefit of, the Liquidating Trust; (v) analyzing Claims, and objections thereto, and settling, compromising, disputing, and prosecuting Disputed Claims, as applicable; (vi) administering the Plan; and (vii) filing appropriate tax returns, each in the exercise of its fiduciary obligations.  The Liquidating Trustee shall be authorized, pursuant to the terms of the Liquidating Trust Agreement and without the necessity of obtaining approval from the Bankruptcy Court or providing notice to any party in interest, to (a) retain such professionals as are necessary and appropriate in furtherance of the fiduciary obligations of the Liquidating Trust and the Liquidating Trustee, which professionals need not be "disinterested" as such term is defined in the Code, and (b) invest Liquidating Trust Proceeds (including any earnings thereon or proceeds therefrom) as permitted by section 345 of the Code and the terms of the Liquidating Trust Agreement; provided, however, that such investments are investments permitted to be made by a Liquidating Trust within the meaning of Treasury Regulation Section 301.7701-4(d), as reflected therein, or under applicable Internal Revenue Service guidelines, rulings, or other controlling authorities.  The Liquidating Trustee shall exercise such of the rights and powers vested in it by the Plan, the Liquidating Trust Agreement, and the Confirmation Order, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

9.	Maintenance of Bank Accounts and Distribution of Trust Property.
The Liquidating Trustee shall be authorized to disburse the Liquidating Trust Proceeds to the holders of Liquidating Trust Interests and otherwise in accordance with the terms of the Plan and the Liquidating Trust Agreement.  All Trust Property (including any Liquidating Trust Proceeds) shall be held in the Liquidating Trust for the benefit of holders of Disputed Claims and Liquidating Trust Interests in one or more separate bank or other depository accounts or investment accounts, in accordance with section 345 of the Code, as determined by the Liquidating Trustee in accordance with the terms of the Liquidating Trust Agreement.  The Liquidating Trustee shall be entitled to use the Debtor’s bank accounts that are in existence as of the Effective Date and shall be authorized to open such other bank or depository accounts for the Liquidating Trust as may be necessary or appropriate in its discretion, to enable it to carry out the provisions of the Plan (provided that, any bank account opened by the Liquidating Trustee shall be at a financial institution on the United States Trustee’s list of Authorized Bank Depositories under section 345 of the Code).  The Liquidating Trustee may, from time to time, invest Liquidating Trust Proceeds (including any earnings thereon or proceeds therefrom) in certificates of deposit, treasury bills, money market accounts or other short term investments, consistent with section 345 of the Code and the terms of the Liquidating Trust Agreement.  All interest earned thereon shall be retained for Distribution to the holders of Liquidating Trust Interests pursuant to the Plan.  The Liquidating Trustee will continue to make Distributions until all the Trust Property (including any earnings thereon or proceeds therefrom), has been distributed to holders of Liquidating Trust Interests in accordance with the terms of the Plan.

10.	Post Effective Date Fees and Expenses
From and after the Effective Date, the Liquidating Trustee shall, in the ordinary course of business and without the necessity of Bankruptcy Court approval, pay the reasonable fees and expenses related to implementation and consummation of the Plan out of the Liquidating Trust Proceeds.  Any dispute with respect to such fees and expenses will be resolved by the Bankruptcy Court.

11.	Prosecution of Recovery Rights
Except as otherwise provided in the Liquidating Trust Agreement, the Liquidating Trustee shall have full power and authority to commence, if not already commenced, prosecute, settle and abandon any action related to the Recovery Rights.  After the Effective Date, all actions relating to the Recovery Rights shall be filed and prosecuted in the name of the Liquidating Trust.  Any counsel retained by the Debtor or the Committee in the Case shall not be disqualified from being retained by the Liquidating Trustee on the same terms and conditions of its prior employment solely by reason of that prior employment.

12.	Effect of Confirmation
On the Confirmation Date, the provisions of the Plan shall be binding on the Debtor, the Liquidating Trustee, the Liquidating Trust, the Trust Advisory Board, the Estate, all holders of Claims against or Interests in the Debtor, and all other parties in interest whether or not such holders are impaired and whether or not such holders have accepted the Plan.

13.	Corporate Matters Regarding the Debtor
On the Effective Date, (i) all Interests and any Certificates evidencing or creating any indebtedness or obligation of or ownership interest in the Debtor shall be deemed to be fully and finally cancelled and shall be of no further force or effect, without any further action being required to effect such cancellation, and (ii) the obligations of, Claims against, and Interests in the Debtor under, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the Interests and any other Certificate evidencing or creating any indebtedness or obligation of the Debtor, will be released and satisfied.
On the Effective Date, after making the required transfers and Distributions, the Debtor shall be dissolved as a Delaware corporation, without any further action being required to effect such dissolution, and the Debtor’s officers, directors and employees will be terminated and relieved of any responsibilities to the Debtor.  Such dissolution shall be deemed to have occurred and be effective as provided herein and shall be authorized and approved in all respects, without any requirement of further action by stockholders or directors of the Debtor.  The Debtor and Liquidating Trustee shall each be authorized to execute, deliver, file or record any instruments, applications and documents and take such other action as may be necessary to effectuate and further evidence the terms and conditions of the Plan including the dissolution of the Debtor.

14.	Nondischarge And Injunction.

a.	Nondischarge Of Debtor.
Pursuant to section 1141(d)(3) of the Code, the Confirmation Order shall not discharge Claims against the Debtor.  However, no Creditor or holder of an Interest may receive any payment from or seek recourse against any assets that are to be distributed under the Plan, except for those assets required to be distributed to that Creditor as expressly provided for in the Plan.  As of the Effective Date, all Persons are precluded from asserting against the Debtor, the Liquidating Trustee, the Liquidating Trust, the Indenture Trustees, the Committee, counsel for the members of the Committee and any counsel retained in the Case pursuant to sections 327, 328 or 1103 of the Code, or any property that is to be distributed under the Plan or the Liquidating Trust Agreement, any Claims, rights, causes of action, liabilities or Interests based upon or related to any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, other than as expressly provided in the Plan or the Confirmation Order, regardless of the filing, lack of filing, allowance or disallowance of such a Claim or Interest and regardless of whether such an entity has voted or not voted to accept or reject the Plan.

b.	Injunction.
Except as otherwise provided in the Plan or the Confirmation Order, on and after the Effective Date all Persons that have held, currently hold or may hold a debt, Claim, other liability or Interest against or in the Debtor that would be discharged upon confirmation of the Plan and the Effective Date but for the provisions of section 1141(d)(3) of the Code hereof are permanently enjoined from taking any of the following actions on account of such debt, Claim, liability, Interest or right:  (a) commencing or continuing in any manner any action or other proceeding on account of such debt, Claim, liability, Interest or right against the Debtor, the Liquidating Trustee, the Liquidating Trust, the Indenture Trustees, or property that is to be distributed under the Plan or by the Liquidating Trust, other than to enforce any right to a Distribution with respect to such property under the Plan; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree, or order against the Debtor, the Liquidating Trustee, the Liquidating Trust, the Committee, the members of the Committee, the Indenture Trustees, counsel for the members of the Committee and any counsel retained in the Case pursuant to sections 327, 328 or 1103 of the Code, or any property to be distributed to Creditors under the Plan, other than as permitted under subparagraph (a) above; and (c) creating, perfecting or enforcing any lien or encumbrance against any property to be distributed under the Plan or the Liquidating Trust Agreement, other than as permitted by the Plan.
On and after the Effective Date, each holder of a Claim or an Interest in the Debtor is permanently enjoined from taking or participating in any action that would interfere or otherwise hinder the Debtor or Liquidating Trustee from implementing the Plan, the Confirmation Order or the Liquidating Trust Agreement.

15.	Retention And Scope Of Jurisdiction of the Bankruptcy Court.
Following the Effective Date, the Bankruptcy Court shall retain such jurisdiction as is legally permissible, including, without limitation, for the following purposes:
(i)           To determine the allowability, amount, classification, or priority of Claims upon objection by the Liquidating Trustee;
(ii)           To construe and to take any action to execute and enforce the Plan, the Confirmation Order, the Liquidating Trust Agreement, or any other order of the Bankruptcy Court, to issue such orders as may be necessary for the implementation, execution, performance, and consummation of the Plan, implementation of the Liquidating Trust Agreement and all matters referred to herein, and to determine all matters that may be pending before the Bankruptcy Court in the Case on or before the Effective Date;
(iii)           To rule on any and all applications for allowance of compensation and expense reimbursement of Professionals for periods on or before the Effective Date;
(iv)           To rule on any request for payment of any Administrative Claim or administrative expense;
(v)           To resolve any dispute regarding the implementation, execution, performance, consummation, or interpretation of the Plan, the Liquidating Trust, or the Liquidating Trust Agreement;
(vi)           To resolve all applications, adversary proceedings, contested matters, and other litigated matters instituted on or before the Effective Date;
(vii)           To hear and determine any actions related to the Recovery Rights, whether or not such actions are pending on or commenced after the Effective Date and to recover any assets of the Debtor's Estate;

(viii)           To determine such other matters and to perform other functions as may be provided in the Confirmation Order;
(ix)           To modify the Plan under section 1127 of the Code, to remedy any apparent nonmaterial defect or omission in the Plan, or to reconcile any nonmaterial inconsistency in the Plan so as to carry out its intent and purposes, subject to the consent of the Committee and the provision of notice and opportunity for a hearing regarding any such modification;
(x)           To issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or the Liquidating Trust Agreement or their execution or implementation by any Person;
(xi)           To issue such orders in aid of execution of the Plan, the Liquidating Trust Agreement, and the Confirmation Order, notwithstanding any otherwise applicable non-bankruptcy law, with respect to any Person, to the full extent authorized by the Code;
(xii)           To hear and determine any tax disputes concerning the Liquidating Trust and to determine and declare any tax effects under the Plan; and
(xiii)           To Enter a final decree closing the Case.

16.	Modification of the Plan.
The Debtor may modify the Plan pursuant to section 1127 of the Code and as provided for in the Plan, to the extent applicable law permits, prior to the Entry of the Confirmation Order, subject to the consent of the Committee.  After the Entry of the Confirmation Order, the Debtor may, upon order of the Bankruptcy Court, amend or modify the Plan in accordance with section 1127(b) of the Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, subject to the consent of the Committee.

17.	Exculpation and Limitation of Liability.
The Debtor, the Committee, the Indenture Trustees, the Liquidating Trustee, and the members of the Trust Advisory Board, and each of their respective employees, officers, directors, members, partners, agents, representatives, attorneys, and any Persons employed by any of them, shall neither have nor incur any liability to any Person for any act taken or omission made in good faith in connection with or related to the administration of the Case, including, but not limited to, the formulation, implementation, confirmation, or consummation of the Plan, the Disclosure Statement, the Liquidating Trust Agreement, or any other contract, instrument, release, or other agreement or document created in connection with the Plan or regarding any Distribution made under the Plan or the Liquidating Trust Agreement, except to the extent that the action taken or omitted to be taken by each of the same is determined by a Final Order to be due to such Person's own respective gross negligence, intentional or willful misconduct or fraud.
In no event shall the Liquidating Trustee, the members of the Trust Advisory Board, the Indenture Trustees, or the Trust Professionals be held personally liable for any claim, expense, liability or other obligation asserted against or incurred by the Liquidating Trust in carrying out the terms of the Liquidating Trust Agreement and the Plan.
Upon entry of the Confirmation Order, pursuant to section 1125(e) of the Code, the Debtor, the Committee and its present and former members, officers, directors, employees, agents, advisors, representatives, successors or assigns, and any Professionals (acting in such capacity) employed by any of the foregoing Persons will be deemed to have solicited votes on the Plan in good faith and in compliance with the Code and any applicable non-bankruptcy law, and, therefore, shall have no liability for the violation of any applicable law, rule or regulation governing the solicitation of votes on the Plan

18.	Indemnification.
The Liquidating Trustee, each member of the Trust Advisory Board, the Trust Professionals, and each of their agents, employees, officers, directors, professionals, attorneys, accountants, advisors, representatives and principals (collectively, the “Indemnified Parties”) shall be indemnified by the Liquidating Trust solely from the Trust Property for any losses, Claims, damages, liabilities and expenses, including, without limitation, reasonable attorneys’ fees, disbursements and related expenses, which the Indemnified Parties may incur or to which the Indemnified Parties may become subject in connection with any action, suit, proceeding or investigation brought by or threatened against one or more of the Indemnified Parties on account of the acts or omissions of an Indemnified Party in its capacity as such; provided, however, that the

Liquidating Trust shall not be liable to indemnify any Indemnified Party for any act or omission determined by a Final Order which constitutes gross negligence, fraud or intentional or willful misconduct.  Notwithstanding any provision herein to the contrary, the Indemnified Parties shall be entitled to obtain advances from the Liquidating Trust to cover their reasonable expenses of defending themselves in any action brought against them as a result of the acts or omissions, actual or alleged, of an Indemnified Party in its capacity as such; provided, however, that the Indemnified Parties receiving such advances shall repay the amounts so advanced to the Liquidating Trust immediately upon the Entry of a Final Order finding that such Indemnified Parties were not entitled to any indemnity under the provisions of this Section.  The foregoing indemnity in respect of any Indemnified Party shall survive the termination or resignation of such Indemnified Party from the capacity for which they are indemnified.
Notwithstanding any obligation to make payments and distributions hereunder, the Liquidating Trustee may establish and maintain a reserve in an aggregate amount sufficient in the Liquidating Trustee's opinion, with the approval of the Trust Advisory Board, to cover any asserted indemnification obligations or claims owed to any Indemnified Party and any defense expenses related thereto.

19.	Cancellation Of Trust Claims and Continued Role of Indenture Trustees
On the Effective Date, except to the extent otherwise provided herein, all Certificates evidencing the Trust Claims, including the Trust Preferred Securities, and each of the ITLA Capital Statutory Trusts, shall be deemed surrendered and automatically canceled, and shall be of no further force or effect, and (a) the obligations of the Debtor thereunder or in any way related thereto shall be discharged and (b) except as expressly set forth herein, the obligations of the Indenture Trustees are also discharged.
On the Effective Date, except to the extent otherwise provided herein, the Indentures shall be deemed automatically canceled, as permitted by section 1123(a)(5)(F) of the Code, and (a) the obligations of the Debtor thereunder shall be discharged, and (b) except as expressly set forth herein, the obligations of the Indenture Trustees are also discharged.
As of the Effective Date, the transfer register or ledger maintained by each Indenture

Trustee for the Trust Preferred Securities shall be closed, and there shall be no further changes in the record holders of any Trust Claims.
Notwithstanding Sections G.1 and G.2 of Plan Article VIII, the Trust Preferred Securities, the ITLA Capital Statutory Trusts, and the Indentures with respect thereto shall continue in effect solely for purposes of, if applicable: (i) allowing each Indenture Trustee to receive Distributions under the Plan on behalf of the holders of the Trust Claims or Liquidating Trust Interests, (ii) thereafter, allowing each Indenture Trustee to make Distributions to holders of the Trust Claims or the Liquidating Trust Interests; and (iii) permitting each Indenture Trustee to maintain any rights and liens it may have against property held or collected by such Indenture Trustee for the holders of the Trust Claims or Liquidating Trust Interests for reasonable fees, costs and expenses pursuant to the applicable Indenture, or for indemnification as provided for under such Indenture. The Trust Preferred Securities, the ITLA Capital Statutory Trusts, and the Indentures shall terminate in their entirety upon the occurrence of the Final Distribution.

D.	Objections to Claims.
After the Effective Date, the Liquidating Trustee shall be responsible for commencing, prosecuting or settling objections to Claims.   All objections to Claims shall be filed with the Bankruptcy Court and served upon the holders of such Claims by the later of (a) 90 days after the Effective Date, or (b) 90 days after the relevant proof of Claim has been filed, except as extended by an agreement between the Creditor and the Liquidating Trustee, or by order of the Bankruptcy Court.  If an objection has not been filed to a proof of Claim by the objection bar dates established herein, the Claim to which the proof of Claim relates shall be treated as an Allowed Claim for purposes of Distribution under the Plan.  On and after the Effective Date, the Liquidating Trustee shall have the authority, pursuant to the Liquidating Trust Agreement, to compromise, settle, otherwise resolve, or withdraw an objection to a Claim without further notice or approval of the Bankruptcy Court.
The Liquidating Trustee shall also be responsible for commencing, prosecuting or settling objections to Administrative Claims that are not Allowed Claims as of the Effective Date.  All objections to Administrative Claims shall be filed with the Bankruptcy Court and served upon the holders of such Claims by the later of (a) 120 days after the Effective Date, or (b) 120 days after the particular request for an administrative expense payment has been filed, except as extended by an agreement between the Creditor and the Liquidating Trustee, or by order of the Bankruptcy Court.  If an objection has not been filed to a request for payment of an Administrative Claim by the objection bar dates established herein, the Administrative Claim shall be treated as an Allowed Claim for purposes of Distribution under the Plan.  On and after the Effective Date, the Liquidating Trustee shall have the authority, pursuant to the Liquidating Trust Agreement, to compromise, settle, otherwise resolve, or withdraw an objection to an Administrative Claim without further notice or approval of the Bankruptcy Court.

E.	Setoff and Recoupment
The Debtor and the Liquidating Trustee may, but shall not be required to, set-off against or recoup from any claims of any nature whatsoever that the Debtor may have against any Creditor, whether pursuant to section 553 of the Code, applicable state or federal law or otherwise, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor or the Liquidating Trustee of any such claim it may have against such Creditor.

F.	Satisfaction of Claims
Except to the extent otherwise provided in the Plan, the treatment of all Claims or Interests in the Debtor under the Plan shall be in exchange for and in complete satisfaction and release of, all Claims or Interests in the Debtor of any nature whatsoever, known or unknown, including any interest accrued or expenses incurred thereon from and after the Petition Date, or against the Estate.  Except as otherwise provided in the Plan, upon the Effective Date, all Claims and Interests in the Debtor and the Estate shall be satisfied and released in full in exchange for the consideration provided under the Plan.  Except as otherwise provided in the Plan, all Persons shall be precluded and enjoined from asserting against the Debtor, the Estate, the Liquidating Trust, the Trust Property or the Liquidating Trustee, any Claims or Interests or other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

G.	Preservation of Recovery Rights
Except as expressly released or otherwise expressly provided in the Plan, pursuant to section 1123(b) of the Code, the Debtor and the Liquidating Trust, as applicable, shall be vested with and shall retain and may enforce any and all claims, rights, and causes of action that the Debtor or the Estate may hold or have against any entity, all of which are hereby preserved, including  all Recovery Rights, and all rights of disallowance, offset, recharacterization and/or equitable subordination with respect to claims, and causes of action that have been or may be brought by or on behalf of the Debtor, the Estate, the Committee or the Liquidating Trust.  Such claims, rights and causes of action shall remain assets of and vest in the Liquidating Trust, whether or not litigation relating thereto is pending on the Effective Date, and whether or not any such claims, rights and causes of action have been listed or referred to in the Plan, the Disclosure Statement, or any other document filed with the Bankruptcy Court.  Neither the Debtor, the Estate, the Committee, nor the Liquidating Trust waives, releases, relinquishes, forfeits, or abandons (nor shall they be estopped or otherwise precluded or impaired from asserting) any claims, rights and causes of action or defenses that constitute property of the Debtor or its Estate: (a) whether or not such claims, rights, causes of action, or defenses have been listed or referred to the Plan, the Disclosure Statement, or any other document filed with the Bankruptcy Court, (b) whether or not such claims, rights and causes of action, or defenses are currently known to the Debtor, and (c) whether or not a defendant in any litigation relating to such claims, rights and causes of action filed a proof of Claim in the Case, filed a notice of appearance or any other pleading or notice in the Case, voted for or against the Plan, or received or retained any consideration under the Plan.  Without in any manner limiting the scope of the foregoing, notwithstanding any otherwise applicable principle of law or equity, including any principles of judicial estoppel, res judicata, collateral estoppel, issue preclusion, or any similar doctrine, the failure to list, disclose, describe, identify, analyze or refer to any claims, rights and causes of action, or defenses in the Plan, the Disclosure Statement, or any other document filed with the Bankruptcy Court shall in no manner waive, eliminate, modify, release, or alter the right of the Debtor or the  Liquidating Trustee, to commence, prosecute, defend against, settle, recover on account of, and realize upon any such claims, rights and causes of action, that the Debtor, its Estate, or the Committee may have as of the Effective Date.
The Debtor expressly reserves all its claims, rights and causes of action, and defenses for later adjudication by the Debtor or Liquidating Trustee, as applicable, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches will apply to such claims, rights and causes of action,, and defenses upon or after the confirmation or consummation of the Plan based on the Disclosure Statement, the Plan or the Confirmation Order.  In addition, the Debtor and the Liquidating Trustee expressly reserve the right to pursue or adopt claims, rights and causes of action that are alleged in any lawsuits in which the Debtor is a defendant or an interested party, against any entity, including the plaintiffs or co-defendants in such lawsuits.  Any entity to whom the Debtor has incurred an obligation (whether on account of services, purchase, sale of goods or otherwise), or who has received services from the Debtor, or who has received money or property from the Debtor, or who has transacted business with the Debtor, or who has leased equipment or property from or to the Debtor should assume that such obligation, receipt, transfer or transaction may be reviewed by the Debtor or the Liquidating Trustee subsequent to the Effective Date and may be the subject of an action after the Effective Date, whether or not: (a) such entity has filed a proof of Claim against the Debtor in this Case; (b) such entity's proof of Claim has been objected to by the Debtor; (c) such entity's Claim was included in the Debtor's Schedules; or (d) such entity's scheduled Claim has been objected to by the Debtor or has been identified by the Debtor as contingent, unliquidated or disputed.
Neither the failure to list a Claim in the Schedules filed by the Debtor, the failure of the Debtor or any other Person to object to any Claim for purpose of voting, the failure of the Debtor or any other Person to object to a Claim or Administrative Claim before confirmation or consummation of the Plan or the Effective Date, the failure of any Person  to assert a Claim or cause of action before confirmation or consummation of the Plan or the Effective Date, the absence of a proof of Claim having been filed with respect to a Claim nor any action or inaction of the Debtor or any other Person with respect to a Claim or Administrative Claim, other than a legally effective express waiver or release, shall be deemed a waiver or release of the right of the Debtor or the Liquidating Trust before or after solicitation of votes on the Plan or before or after the Confirmation Date or the Effective Date to (a) object to or examine such Claim or Administrative Claim in whole or in part or (b) retain and either assign or exclusively assert, pursue, prosecute, utilize, otherwise act or otherwise enforce any claim or cause of action against the holder of any such Claim.

VI.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

A.	Introduction.
The implementation of the Plan may have federal, state and local tax consequences to Debtor and Debtor's Creditors and stockholders.  No tax opinion has been sought or will be obtained with respect to any tax consequences of the Plan.  This Disclosure Statement does not constitute and is not intended to constitute either a tax opinion or tax advice to any Person, and the summary contained herein is provided for informational purposes only.
The discussion below summarizes only certain of the federal income tax consequences associated with the Plan's implementation.  This discussion does not attempt to comment on all aspects of the federal income tax consequences associated with the Plan, nor does it attempt to consider various facts or limitations applicable to any particular Creditor which may modify or alter the consequences described herein.  A Creditor may find that the tax consequences of the Plan to such Creditor differ materially from the tax consequences discussed below because of such Creditor's facts and circumstances.  This discussion does not address state, local or foreign tax consequences or the consequences of any federal tax other than the federal income tax.
The following discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), the regulations promulgated thereunder, existing judicial decisions and administrative rulings.  In light of the rapidly-changing nature of tax law, no assurance can be given that legislative, judicial or administrative changes will not be forthcoming that would affect the accuracy of the discussion below.  Any such changes could be material and could be retroactive with respect to the transactions entered into or completed prior to the enactment or promulgation thereof.  The tax consequences of certain aspects of the Plan are uncertain due to the lack of applicable legal authority and may be subject to judicial or administrative interpretations that differ from the discussion below.

HOLDERS OF CLAIMS AND INTERESTS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM AND TO DEBTOR OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

B.	Federal Income Tax Consequences to Debtor.
The Debtor will recognize gain or loss on the transfer of its assets to the Liquidating Trust, but will not likely be required to pay any regular federal corporate income taxes, because any gain from any such sales will be sheltered by the Debtor's existing regular tax net operating losses and net operating loss carryovers.
If the Debtor has a regular income tax loss in the tax year in which the transfer of assets to the Liquidating Trust occurs, it is likely the Debtor will not incur any federal alternative minimum tax liability.  However, in the event the Debtor has taxable income (before applying net operating loss carryovers) in such tax year and must use its net operating loss carryovers to shelter against regular federal corporate income tax liability, it is likely that the Debtor will incur a federal alternative minimum tax liability because alternative tax net operating loss carryovers cannot fully shelter against federal alternative minimum tax.  Under Internal Revenue Code section 56(d), alternative tax net operating loss carryovers are deductible only to the extent of 90 percent of alternative minimum taxable income (computed without regard to such deduction).  After the end of the tax year in which the transfer of assets to the Liquidating Trust occurs, the Debtor will no longer have any assets or income and should not owe any future taxes.

C.	Federal Income Tax Consequences To Creditors
The tax consequences of the Plan's implementation to a Creditor will depend on whether the Creditor reports income on the cash or accrual method, whether the Creditor receives consideration in more than one tax year of the Creditor, and whether all the consideration received by the Creditor is deemed to be received by that Creditor in an integrated transaction.  Certain tax consequences upon the receipt of Cash or other property allocable to interest are discussed below under "Receipt of Interest."

1.	Consequences to Holders of Class 3 Allowed Claims (General Unsecured Claims).

Claims).

a.	Recognition of Gain or Loss Generally.

Pursuant to the Plan, on the Effective Date, each holder of an Allowed Class 3 Claim will receive a beneficial interest in the Liquidating Trust (reflected by the Liquidating Trust Interests).  For federal income tax purposes, the Debtor's transfer of assets to the Liquidating Trust for the benefit of Creditors pursuant to the Plan will be treated for all purposes under the Internal Revenue Code (for example, Internal Revenue Code sections 61(a)(12), 483, 1001, 1012 and 1274) as a transfer of such assets to Creditors to the extent such Creditors are Beneficiaries of the Liquidating Trust, who then are deemed to have contributed such assets to the Liquidating Trust in exchange for Liquidating Trust Interests.
Holders of Class 3 Allowed Claims who are deemed to have received such assets as described above generally will treat their Class 3 Allowed Claims as being retired pursuant to Internal Revenue Code section 1271(a)(1).  Such a transaction is treated as a sale or exchange for federal income tax purposes, and Creditors generally will recognize gain or loss measured by the difference between the fair market value of their share of the distributed assets and the adjusted tax basis in their Claims, except to the extent, if any, that payment is received or deemed to be received in respect of accrued interest.  A holder in whose hands a Class 3 Allowed Claim is a capital asset will recognize capital gain or capital loss, and a holder in whose hands a Class 3 Allowed Claim is a noncapital asset will recognize ordinary income or ordinary loss.
The Liquidating Trust will be treated as a "grantor trust".  The Beneficiaries of the Liquidating Trust (i.e., the holders of Class 3 Allowed Claims who received Liquidating Trust Interests as described above) will be treated as the grantors and deemed owners of the Liquidating Trust.  No gain or loss will be recognized by the holders of Class 3 Allowed Claims upon the deemed transfer of assets by them to the Liquidating Trust.  Assets transferred to the Liquidating Trust must be consistently valued by the Debtor, the Liquidating Trust, the Liquidating Trustee and all holders of Class 3 Allowed Claims who receive Liquidating Trust Interests, and those valuations must be used by all such parties for all federal income tax purposes.

All of the Liquidating Trust's income is subject to tax on a current basis and will be reported to the holders of Liquidating Trust Interests.  Unless exempt from taxation, holders of Liquidating Trust Interests are required to report such income on their own tax returns and to pay tax thereon irrespective of whether they receive a Distribution of Cash or other property from the Liquidating Trust.  The Liquidating Trust will exist for the purpose of liquidating the assets transferred to it and will not have any objective to continue or engage in the conduct of a trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust.

2.	Other Tax Considerations.

a.	Market Discount.
If a Creditor has a lower tax basis in a Debtor obligation than its face amount, the difference may constitute market discount under section 1276 of the Internal Revenue Code.  (Certain Debtor obligations are excluded from the operation of this rule, such as obligations with a fixed maturity date not exceeding one year from the date of issue, installment obligations to which Internal Revenue Code section 453B applies and, in all likelihood, demand instruments).

b.	Withholding.

All Distributions to holders of Allowed Claims are subject to any applicable tax withholding.  This may require payments by certain Creditors of the required withholding tax on any non-Cash consideration issued to them.  In addition, Creditors may be required to provide general tax information to the Liquidating Trustee.

3.	Receipt Of Interest
Income attributable to accrued but unpaid interest will be treated as ordinary income, regardless of whether the Creditor's existing Claims are capital assets in its hands.
A Creditor who, under its accounting method, was not previously required to include in income accrued but unpaid interest attributable to existing Claims, and who exchanges its interest Claim for Cash, or other property pursuant to the Plan, will be treated as receiving ordinary interest income to the extent of any consideration so received allocable to such interest, regardless of whether that Creditor realizes an overall gain or loss as a result of the exchange of its existing Claims.  A Creditor who had previously included in income accrued but unpaid interest attributable to its existing Claims will recognize a loss to the extent such accrued but unpaid interest is not satisfied in full.  For purposes of the above discussion, "accrued" interest means interest, which was accrued while the underlying Claim was held by the Creditor.  The extent to which consideration distributable under the Plan is allocable to such interest is uncertain.

VII.

SECURITIES LAW MATTERS

A.	In General
The Liquidating Trust Interests have not been registered pursuant to the Securities Act, the Exchange Act, or any state securities law.  It is the intention of the Debtor that the rights of the Beneficiaries under the Liquidating Trust and the Liquidating Trust Interests do not constitute “securities” under the Securities Act or any state securities law.  To the extent the Liquidating Trust Interests constitute “securities” under the Securities Act or any state securities law, the Debtor intends that the exemption from registration provided in Code section 1145 shall apply to the Liquidating Trust Interests.

B.	Initial Issuance
Unless an exemption is available, the offer and sale of a security generally is subject to registration with the United States Securities and Exchange Commission (the "SEC") under Section 5 of the Securities Act.  In the opinion of the Debtor, the Liquidating Trust Interests do not constitute "securities" within the definition of Section 2(11) of the Securities Act and corresponding definitions under state securities laws and regulations ("Blue Sky Laws").  In the event that the Liquidating Trust Interests are deemed to constitute “securities” within the definition of Section 2(11) the Securities Act and corresponding provisions of the Blue Sky Laws, section 1145(a)(1) of the Code exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and Blue Sky Laws if three principal requirements are satisfied:
(i)           The securities are offered and sold under a plan of reorganization and are securities of the debtor, of an affiliate of the debtor participating in a joint plan with the debtor, or of a successor to the debtor under the plan;
(ii)           The recipients of the securities hold a pre-petition or administrative claim against the debtor or an interest in the debtor; and
(iii)           The securities are issued entirely in exchange for recipient's claim against or interest in the debtor, or principally in such exchange and partly for cash or property.
Because the Liquidating Trust Interests are to be issued pursuant to the Plan, to holders of Allowed Class 3 Claims, entirely in exchange for such holders’ Allowed Class 3 Claims, the Debtor believes that the issuance of the Liquidating Trust Interests pursuant to the Plan will satisfy the applicable requirements of section 1145(a)(1) of the Code, and that such issuance will be exempt from registration under the Securities Act and any applicable Blue Sky Law.
The Debtor believes that its reliance upon the foregoing exemptions in respect of the issuance of the Liquidating Trust Interests is consistent with positions taken by the SEC with respect to similar transactions and arrangements by other chapter 11 debtors in possession.  The Debtor has not, however, sought any "no-action" letter by the SEC with respect to any such matters, and no assurance can be given regarding the availability of any exemptions from registration with respect to the issuance of the Liquidating Trust Interests pursuant to the Plan.

C.	Transfer Restrictions
The Liquidating Trust Interests may not be transferred, assigned, sold, pledged or hypothecated, in whole or in part, except by will, intestate succession or operation of law.  Any transfer of a Liquidating Trust Interest, or any part thereof, in violation of this restriction will be void.

D.	Exchange Act Compliance
In addition to the registration requirements under Section 5 of the Securities Act a security may need to be registered by an issuer pursuant to Section 12(g) of the Exchange Act if the issuer has both (i) total assets in excess of $10 million and (ii) a class of equity securities held by more than 500 persons as of the end of its fiscal year.  The Debtor believes that, although the Liquidating Trust may be deemed to have both total assets in excess of $10 million and a class of equity securities held by more than 500 persons, the Liquidating Trust will not be required to be registered under Section 12(g) of the Exchange Act.  The Debtor has been advised that the staff of the SEC has issued no-action letters with respect to the non-necessity of Exchange Act registration of a bankruptcy plan trust when the following are true:
(i)           the beneficial interests in the trust are not represented by certificates or, if they are, the certificates bear a legend stating that the certificates are transferable only upon death or by operation of law;
(ii)           the trust exists only to effect a liquidation and will terminate within a reasonable period of time; and
(iii)           the trust will issue annual unaudited financial information to all beneficiaries.
Based on the foregoing, the Debtor believes that the Liquidating Trust Interests will not be subject to registration under the Exchange Act.  However, the views of the SEC on the matter have not been sought by the Debtor and, therefore, no assurance can be given regarding this matter.

E.	Compliance if Required
Notwithstanding the preceding discussion, if the Liquidating Trustee determines, with the advice of counsel, that the Liquidating Trust is required to comply with the registration and reporting requirements of the Exchange Act, then the Liquidating Trustee (i) may promptly seek no action relief from the staff of the SEC to be exempted from all or some of the requirements of the Exchange Act and (ii) if such request is not granted by the SEC or if the Liquidating Trustee reasonably believes it shall not be granted, the Liquidating Trustee shall cause the Liquidating Trust to register pursuant to, and comply with, the applicable reporting requirements of the Exchange Act.

VIII.

VOTING AND PLAN CONFIRMATION STANDARDS

A.	Voting On The Plan.
After carefully reviewing the Plan and this Disclosure Statement, including the Exhibits hereto, each holder of an Allowed Class 3 Claim should mark its vote on the enclosed ballot ("Ballot") and timely return it in the envelope provided.
TO BE COUNTED, YOUR BALLOT MUST BE COMPLETELY FILLED IN, SIGNED AND TRANSMITTED IN THE MANNER SPECIFIED IN THE BALLOT SO

THAT IT IS RECEIVED BY RON JACOBS, EPIQ BANKRUPTCY SOLUTIONS, LLC, 775 THIRD AVENUE, THIRD FLOOR, NEW YORK, NEW YORK 10017 ON OR BEFORE THE VOTING DEADLINE OF __________________ AS SPECIFIED IN THE BALLOT.

1.	Classes Entitled To Vote.
Whether a holder of a Claim is entitled to vote on the Plan depends on (a) the Class in which the Claim is classified and (b) whether that Class is "impaired" under the Plan within the meaning of Code section 1124.  Article III of the Plan describes what Claims or Interests are classified in each Class.  Holders of Allowed Claims in Class 3 are entitled to vote on the Plan because that Class is impaired under the Plan within the meaning of Code section 1124.  Classes 1 (Secured Claims), 2 (Priority Claims) and 4 (Convenience Claims) are unimpaired and, therefore, do not vote.  Finally, holders of Interests in Class 5 are deemed to have rejected the Plan because such holders will receive no Distribution under the Plan on account of their Interests.

a.	What Is an Allowed Claim/Interest.
As noted above, a Creditor must first have an Allowed Claim to have the right to vote.  Generally, a proof of Claim will be deemed allowed for Distribution purposes, unless the Debtor, the Liquidating Trustee, or a party in interest files an objection to the Claim by the applicable Claim objection deadlines set forth in the Plan.  When an objection to a Claim is filed, the Creditor holding the Claim cannot vote unless the Bankruptcy Court, after notice and hearing, either overrules the objection or allows the Claim for voting purposes.
A Creditor may have an Allowed Claim or Interest even if a proof of Claim or Interest was not timely filed, if (1) it is scheduled on the Debtor's schedules and such Claim is not scheduled as disputed, contingent, or unliquidated, and (2) no party in interest has objected to the Claim.

b.	What Is an Impaired Claim.
As noted above, a Creditor holding an Allowed Claim only has the right to vote if it is in a Class that is impaired under the Plan.  A Class is impaired if the Plan alters the legal, equitable, or contractual rights of the members of that Class.  For example, a Class comprised of general

Unsecured Claims is impaired if the Plan fails to pay the members of that Class 100% of what they are owed.
In this case, Class 3 is impaired and holders of Claims in this Class are therefore entitled to vote to accept or reject the Plan.  Parties who dispute the Debtor's characterization of their Claim or Interest as being impaired or unimpaired may file an objection to the Plan contending that the Debtor has incorrectly characterized the Class.

c.	Who is Not Entitled to Vote.
Creditors holding the following three types of Claims are not entitled to vote: (i) Claims that have been disallowed; (ii) Claims entitled to priority pursuant to Code sections 507(a)(1), (a)(2), and (a)(8); and (iii) Claims in Classes 1, 2, and 4, which are deemed to accept the Plan.  In addition, Interest holders in Class 5 are not entitled to vote because such Interest holders  are deemed to have rejected the Plan.  Claims entitled to priority pursuant to Code sections 507(a)(1), (a)(2), and (a)(7) are not entitled to vote because such Claims are not classified and they are required to receive certain treatment specified by the Code.
EVEN IF YOUR CLAIM IS OF THE TYPE DESCRIBED ABOVE, YOU MAY STILL HAVE A RIGHT TO OBJECT TO THE CONFIRMATION OF THE PLAN.

d.	Votes Necessary to Confirm the Plan.
Because only one impaired Class of Claims exists, the Bankruptcy Court cannot confirm the Plan unless Class 3 has voted to accept the Plan.

e.	Votes Necessary for a Class to Accept the Plan.
A Class of Claims is considered to have accepted the Plan when more than one-half (1/2) in number and at least two-thirds (2/3) in dollar amount of Claims which actually voted, voted in favor of the Plan.

2.	How To Vote.
Procedures for voting are specified in the Disclosure Statement Order (Exhibit "B" hereto) and the Confirmation Hearing Notice distributed with the Disclosure Statement in your solicitation package.  The deadline for voting on the Plan is ___________, 2011.  Your ballot must be received by the Solicitation Agent at _________ by ___________, 2011 or it will not be counted.

B.	Confirmation Of The Plan.
Any interested party desiring further information about the Plan should contact the Solicitation Agent at ______________.

1.	Hearing On Confirmation Of The Plan.
The Bankruptcy Court has set a hearing on ____________, 2011, at ________.m., in the Courtroom of the Honorable Louise DeCarl Adler, United States Bankruptcy Judge, Courtroom 2, San Diego, California 92101, to determine whether the requirements for confirmation of the Plan, including those set forth in section 1129 of the Code, have been satisfied.  Your attention is directed to the Disclosure Statement Order (Exhibit "B" hereto) and the Confirmation Hearing Notice distributed with the Disclosure Statement in your solicitation package.
Section 1128(a) of the Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of the Plan after the Ballots have been cast.  The Confirmation Hearing may be postponed from time to time by the Bankruptcy Court without further notice except for an announcement of the postponement made at the Confirmation Hearing.  Section 1128(b) of the Code provides that any party in interest may object to confirmation of the Plan.  Objections to confirmation of the Plan must be served upon counsel to the Debtor and the Committee by ___________, 2011.  Objections must be made in writing, specifying in detail the name and address of the Person objecting, the grounds for the objection, and the nature and amount of the Claim or Interest held by the objector, and otherwise complying with the requirements of the Bankruptcy Rules and Local Bankruptcy Rules.  Objections must be filed with the Clerk of the Bankruptcy Court, together with proof of service, and served upon the parties so designated in the notice in the manner set forth therein, on or before the time and date designated in the notice as being the last date for serving and filing objections to confirmation of the Plan. UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED AND FILED IN ACCORDANCE WITH THE NOTICE, IT WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

At the Confirmation Hearing, the Bankruptcy Court will determine, among other things, whether the following confirmation requirements specified in section 1129 of the Code have been satisfied:
(i)           The Plan complies with the applicable provisions of the Code.
(ii)           The Debtor has complied with the applicable provisions of the Code.
(iii)           The Plan has been proposed in good faith and not by any means proscribed by law.
(iv)           Any payment made or promised by the Debtor for services or for costs and expenses in, or in connection with, the Case, or in connection with the Plan and incident to the Case, has been disclosed to the Bankruptcy Court, and any such payment made before the confirmation of the Plan is reasonable or, if such payment is to be fixed after the confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable.
(v)           Each holder of an impaired Claim either has accepted the Plan or will receive or retain under the Plan on account of such holder's Claims, property of a value, as of the Distribution date, that is not less than the amount that such entity would receive or retain if the Debtor was liquidated on such date under chapter 7 of the Code.  See "Best Interests Test," infra.
(vi)           Each Class of Claims has either accepted the Plan or is not impaired under the Plan.  Holders of Interests are deemed to reject the Plan.  See "Classification," infra.
(vii)           Except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that Allowed Administrative Claims and Allowed Priority Tax Claims will be paid in full on the Effective Date of the Plan.
(viii)           At least one Class of Claims has accepted the Plan, determined without including any acceptance of the Plan by any Insider holding a Claim in such Class.
(ix)           Confirmation of the Plan is not likely to be followed by the need for further financial reorganization or liquidation of the Debtor under the Plan, unless such reorganization or liquidation is proposed in the Plan.  See "Feasibility and Risk Factors," infra.

(x)           All fees payable under section 1930 of title 28 of the U.S. Code as determined by the Bankruptcy Court at the Confirmation Hearing have been paid or the Plan provides for payment of all such fees on the Effective Date.
The Debtor believes that, upon acceptance of the Plan by the Class of Claims entitled to vote, the Plan will satisfy all of the applicable statutory requirements of Chapter 11 of the Code, that the Debtor has complied or will have complied with all of the requirements of Chapter 11, and that the Plan is being proposed and will be submitted to the Bankruptcy Court in good faith.

C.	Feasibility and Risk Factors.
The Code requires that a Plan proponent demonstrate that the consummation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization of the Debtor, unless that liquidation is proposed in the Plan.  The feasibility test essentially requires the proponent demonstrate that it has sufficient ability to make the payments required under the Plan.
On the Effective Date, the Debtor, or the Liquidating Trustee, as applicable, will have sufficient Cash on hand to make payments to Creditors on account of anticipated Administrative Claims, Secured Claims (if any), Priority Tax Claims, Priority Claims, and Convenience Claims.  Additionally, as soon as is practicable after the Effective Date and subject to the terms of the Liquidating Trust Agreement, the Liquidating Trustee will have the discretion to make a Cash Distributions to the holders of Allowed Class 3 Claims based on the funds on hand in the Liquidating Trust, less any reserves.
Therefore, the Plan is feasible with respect to payments to be made to the holders of Administrative Claims, Secured Claims (if any), Priority Tax Claims, Priority Claims, Convenience Claims, and General Unsecured Claims.  The Debtor has demonstrated that it has sufficient ability to make the payments required under the Plan when necessary, and that the Plan is feasible.

D.	Best Interests Of Creditors Test.
Confirmation requires, among other things, that each holder of a Claim in an impaired Class either:  (i) accepts the Plan; or (ii) receives or retains under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Debtor was liquidated under chapter 7 of the Code.  This requirement is commonly referred to as the "Best Interests Test".
To determine if the Plan is in the best interest of the one impaired Class in the Plan, the present value of the Distributions from the proceeds of the liquidation of the Debtor's assets is then compared with the value of the property offered to each Class under the Plan.
Similar to a chapter 7 liquidation, the Plan provides for the orderly liquidation of the Debtor's remaining non-Cash assets such as the Tax Refunds, and for the Distribution of the proceeds in accordance with the priority scheme established by the Code and applicable law.
If this Case was converted to a chapter 7 liquidation, the primary difference would be that a trustee would be appointed by the Bankruptcy Court.  That trustee would liquidate the remaining assets of the Debtor's Estate and distribute the proceeds in accordance with the priorities established under the Code.
All administrative expenses of the chapter 7 case, including the chapter 7 trustee's fees (which can be as high as 3% of the total amount collected and disbursed) would have to be paid in full before payment of the unpaid administrative expenses from the Case.  Unpaid chapter 11 Administrative Claims would, in turn, be paid in full before any Distribution could be made to unsecured Creditors.  It is unusual for Distributions to be made within one year of the appointment of a chapter 7 trustee in a case involving substantial assets or Claims.  In addition, the chapter 7 trustee would not have the expertise and familiarity with the Tax Refund Complaint, Claim Objection, or any other potential Claim objections to assist in the litigation that will occur during the Claims objection process, which will likely result in substantial delay and increased costs in the prosecution and recovery on these critical lawsuits.
Thus, in a chapter 7 liquidation, it is likely the total liquidation proceeds would be approximately the same, or possibly less.  However, the administrative expenses associated with the chapter 7 case would very likely exceed the expenses that the Debtor and the Liquidating Trustee project will incur in the implementation of the Plan, and the Distributions likely would be delayed longer than the Distributions that will be made under the Plan.  Therefore, the Debtor believes that the Plan satisfies the requirements of the "best interests" test and provides Creditors at least as much present value as they would receive in a chapter 7 liquidation.

E.	Classification

In accordance with Code section 1122, the Plan provides for the classification of four (4) Classes of Claims and one Class of Interests.  Section 1122(a) permits a plan to place a Claim or an Interest in a particular Class only if the Claim or Interest is substantially similar to the other Claims or Interests in that Class.  The Debtor believes that the classification of Claims and Interests under the Plan is appropriate and consistent with applicable law.
Because the Interests in Class 5 under the Plan neither receive nor retain anything under the Plan, they are deemed to reject the Plan.  The Bankruptcy Court may nevertheless confirm the Plan if all other requirements of section 1129(a) of the Code are satisfied, and if the Bankruptcy Court determines that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect thereto.

1.	No Unfair Discrimination
This test applies to classes of claims or interests that are of equal priority and are receiving different treatment under a plan of reorganization.  The test does not require that the treatment be the same or equivalent, but that such treatment be "fair".  Because all of the Classes of Claims that are receiving payment under the Plan are senior in priority to the holders of Interests in Class 5, the Debtor believes that Class 5 is not treated in an unfair or discriminatory manner.  Moreover, no Class of Claims will receive payments or property with an aggregate value greater than the aggregate value of the Allowed Claims in such Class.

2.	Fair And Equitable Test
The Code establishes the "fair and equitable" test for holders of interests which provides that such holders must receive on the Effective Date property of a value equal to the greatest of the allowed amount of any fixed liquidation preference or redemption price to which the holder is entitled (or the value of such interest) or no holders of a junior interest may receive or retain anything under the Plan.  Since holders of Class 5 Interests are neither entitled to a fixed liquidation preference nor a fixed redemption price, and since no holder of an Interest junior to the holders of the Class 5 Interests will receive or retain anything under the Plan, the Plan is fair and equitable as to Class 5.

IX.

CERTAIN FACTORS TO BE CONSIDERED PRIOR TO VOTING

A.	Alternatives To Confirmation And Consummation Of The Plan
The Debtor believes that the Plan affords holders of Allowed Claims the potential for a fair realization of the value of the Debtor's assets that is more than would be realized under a chapter 7 liquidation.  As discussed above, if no plan can be confirmed, the Debtor's case may be converted to a case under chapter 7 of the Code, under which a chapter 7 trustee would be appointed to liquidate the Debtor's assets for Distribution to Creditors in accordance with the priorities established by the Code.  A discussion of the effects that a chapter 7 liquidation would have on the recovery by holders of Claims and Interests is set forth above.  THE DEBTOR BELIEVES THAT CONFIRMATION OF THE PLAN IS PREFERABLE BECAUSE IT IS EXPECTED TO PROVIDE GREATER RECOVERIES AND INVOLVE LESS DELAY AND LOWER ADMINISTRATIVE COSTS.  ACCORDINGLY, THE DEBTOR URGES HOLDERS OF CLASS 3 CLAIMS TO VOTE TO ACCEPT THE PLAN BY SO INDICATING ON THEIR BALLOTS AND RETURNING THEM AS SPECIFIED IN THE NOTICE.

B.	The Debtor May Not Be Able to Confirm or Consummate the Plan
The Debtor cannot ensure that it will receive the requisite acceptances to confirm the Plan.  Even if the Debtor receives the requisite acceptances, the Debtor cannot ensure that the Bankruptcy Court will confirm the Plan.  A party-in-interest might challenge the adequacy of the Disclosure Statement or the solicitation procedures and results as not being in compliance with the Code.  Even if the Bankruptcy Court determined that the Disclosure Statement and the balloting procedures and results were appropriate, the Bankruptcy Court could still decline to confirm the Plan if it found that any of the statutory requirements for confirmation had not been met.  While there can be no assurance that the Code’s requirements will be met, the Debtor believes that the Plan complies with all such requirements.

C.	The Conditions Precedent To The Confirmation Date and the Effective Date May Not Occur.

As more fully set forth in the Plan, confirmation and the Effective Date are subject to a number of conditions precedent.  If these conditions precedent are not met or waived pursuant to the provisions of the Plan, confirmation or the Effective Date will not occur.

X.

RECOMMENDATION AND CONCLUSION
The Debtor believes that confirmation and implementation of the Plan is preferable to any feasible alternatives, because the Plan will provide greater recoveries for the holders of Allowed Claims in Class 3.  Accordingly, the Debtor urges holders of impaired Claims in Class 3 to vote to accept the Plan by so indicating on their Ballots and returning them as specified in this Disclosure Statement and on the Ballots.

DATED: April 15, 2011	IMPERIAL CAPITAL BANCORP, INC.

/s/ Anthony Rusnak
	By:	Anthony Rusnak
	Its:	Chief Operating Officer

Submitted by:

Stutman, Treister & Glatt,
Professional Corporation

By:	/s/ Gary E. Klausner
Gary E. Klausner, Esq.
Reorganization Counsel
to Debtor and Debtor in Possession

EXHIBIT "A"

[The Plan has been filed contemporaneously with the Disclosure Statement]

EXHIBIT "B"

[To be inserted upon entry of order approving Disclosure Statement]

EXHIBIT "C"

TABLE OF CONTENTS

Page(s)

I.	INTRODUCTION				1

II.	CAUTIONARY STATEMENT				3

	A.	Overview of Chapter 11			3

	B.	Summary of Classification and Treatment			4

	C.	Summary of Voting On The Plan			7

III.	HISTORY OF THE DEBTOR				8

	A.	The Debtor's Business			8

	B.	Events Leading Up To Chapter 11 Filing			8

IV.	EVENTS DURING CHAPTER 11 CASE				9

	A.	FDIC Seizure Of The Debtor's Books And Records			9

	B.	Recovery Of Assets In The Debtor's Case			10

		1.	Recovery of Tax Refunds		10

		2.	Rabbi Trust Complaint		13

		3.	The Debtor's Claim In The Bank's Receivership Estate		14

		4.	Liquidation Of Personal Property		15

		5.	Avoidance Actions		15

			a.	Investigation of Claims Against Directors and Officers	15

			b.	Investigation of Claims Against Insiders	15

	C.	Proofs Of Claim Filed In The Debtor's Case			16

		1.	Proof Of Claim Filed By The FDIC		16

		2.	Proof of Claim Filed by the California Franchise Tax Board		17

		3.	General Unsecured Claims		17

	D.	General Pleadings Filed In Debtor's Case			18

		1.	First Day Motions		18

		2.	Schedules And Statement Of Financial Affairs		18

		3.	Modification Of Lease		18

		4.	Interim Compensation For Professionals And Insider Compensation		19

		5.	Motion To Limit Trading Of Common Stock		19

	E.	Appointment Of Committee			20

	F.	Retention Of Professionals.			20

	G.	Officers and Members of the Board of Directors			21

	H.	Current Value of Debtor's Assets			21

		1.	Cash on Hand		21

		2.	Tax Refunds		21

		3.	Other Assets		22

V.	SUMMARY OF THE PLAN OF REORGANIZATION				22

	A.	Summary Of Classification Of Treatment Of Claims And Interests Under The Plan.			23

		1.	Unclassified Claims.		23

			a.	Administrative Claims.	23

				(1) Treatment.	23

				(2) Deadlines.	24

			b.	Priority Tax Claims.	25

		2.	Classification and Treatment of Claims.		25

			a.	Classes Of Claims And Interests.	25

				(1) Class 1 (Secured Claims)	26

				(2) Class 2 (Priority Claims)	26

				(3) Class 3 (General Unsecured Claims)	27

				(4) Class 4 (Convenience Claims)	28

				(5) Class 5 (Holders of Interests In the Debtor)	28

B.	Executory Contracts And Unexpired Leases.			28

C.	Implementation Of The Plan.			29

	1.	Conditions to Confirmation		29

	2.	Conditions to Effective Date		29

	3.	Execution of the Liquidating Trust Agreement.		29

	4.	Vesting of Estate's Assets in the Liquidating Trust.		30

	5.	Appointment of the Liquidating Trustee.		31

	6.	Administration of the Liquidating Trust		31

	7.	Liquidating Trust Interests.		31

	8.	Powers and Duties of the Liquidating Trustee.		31

	9.	Maintenance of Bank Accounts and Distribution of Trust Property.		32

	10.	Post Effective Date Fees and Expenses		33

	11.	Prosecution of Recovery Rights		33

	12.	Effect of Confirmation		34

	13.	Corporate Matters Regarding the Debtor		34

	14.	Nondischarge And Injunction.		34

		a.	Nondischarge Of Debtor.	34

		b.	Injunction.	35

	15.	Retention And Scope Of Jurisdiction of the Bankruptcy Court.		36

	16.	Modification of the Plan.		37

	17.	Exculpation and Limitation of Liability.		37

	18.	Indemnification.		38

	19.	Cancellation Of Trust Claims and Continued Role of Indenture Trustees		39

D.	Objections to Claims.			40

E.	Setoff and Recoupment			41

F.	Satisfaction of Claims			41

	G.	Preservation of Recovery Rights			41

VI.	CERTAIN FEDERAL INCOME TAX CONSEQUENCES				44

	A.	Introduction.			44

	B.	Federal Income Tax Consequences to Debtor.			45

	C.	Federal Income Tax Consequences To Creditors			45

		1.	Consequences to Holders of Class 3 Allowed Claims (General Unsecured Claims).		45

			a.	Recognition of Gain or Loss Generally.	46

		2.	Other Tax Considerations.		47

			a.	Market Discount.	47

			b.	Withholding.	47

		3.	Receipt Of Interest		47

VII.	SECURITIES LAW MATTERS				48

	A.	In General			48

	B.	Initial Issuance			48

	C.	Transfer Restrictions			49

	D.	Exchange Act Compliance			49

	E.	Compliance if Required			50

VIII.	VOTING AND PLAN CONFIRMATION STANDARDS				50

	A.	Voting On The Plan.			50

		1.	Classes Entitled To Vote.		51

			a.	What Is an Allowed Claim/Interest.	51

			b.	What Is an Impaired Claim.	51

			c.	Who is Not Entitled to Vote.	52

			d.	Votes Necessary to Confirm the Plan.	52

			e.	Votes Necessary for a Class to Accept the Plan.	52

		2.	How To Vote.	52

	B.	Confirmation Of The Plan.		53

		1.	Hearing On Confirmation Of The Plan.	53

	C.	Feasibility and Risk Factors.		55

	D.	Best Interests Of Creditors Test.		55

	E.	Classification		57

		1.	No Unfair Discrimination	57

		2.	Fair And Equitable Test	57

IX.	CERTAIN FACTORS TO BE CONSIDERED PRIOR TO VOTING			58

	A.	Alternatives To Confirmation And Consummation Of The Plan		58

	B.	The Debtor May Not Be Able to Confirm or Consummate the Plan		58

	C.	The Conditions Precedent To The Confirmation Date and the Effective Date May Not Occur.		59

X.	RECOMMENDATION AND CONCLUSION			59

TABLE OF AUTHORITIES

STATUTES

11 U.S.C. §§ 101 et seq	1

11 U.S.C. § 105	19

11 U.S.C. § 327	35

11 U.S.C. § 328	35

11 U.S.C. § 331	19

11 U.S.C. § 345	32, 33

11 U.S.C. § 362	26

11 U.S.C. § 365(o)	16

11 U.S.C. § 501	16

11 U.S.C. § 507	16, 24, 25, 52

11 U.S.C. § 553	41

11 U.S.C. § 1103	34

11 U.S.C. § 1122	57

11 U.S.C. § 1123(a)	39

11 U.S.C. § 1123(b)	42

11 U.S.C. § 1124	51

11 U.S.C. § 1125	1, 38

11 U.S.C. § 1126(f)	28

11 U.S.C. § 1127	37

11 U.S.C. § 1128(a)	55

11 U.S.C. § 1129	53, 54, 57

11 U.S.C. § 1141(d)	34, 35

11 U.S.C. § 1145(a)	48, 49

11 U.S.C. § 1146(a)	30

28 U.S.C. § 1930	24, 55

Internal Revenue Code section 56(d)	45

Internal Revenue Code section 61(a)	46

Internal Revenue Code section 453B	47

Internal Revenue Code section 483	46

Internal Revenue Code section 1001	46

Internal Revenue Code section 1012	46

Internal Revenue Code section 1271(a)(1)	46

Internal Revenue Code section 1274	46

Internal Revenue Code section 1276	47

RULES

Local Bankruptcy Rule 4002-2	19

OTHER AUTHORITIES

Securities Act of 1933	3

Securities Exchange Act of 1934	3

Treasury Regulation Section 301.7701-4(d)	30, 32